Exhibit 4.29

OFFICE LEASE AGREEMENT

BETWEEN

CENTURIAN PEEL/METCALFE PROPERTIES INC.

(the “Landlord”)

AND

THERATECHNOLOGIES INC.

(the “Tenant”)

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OFFICE LEASE

i

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ARTICLE X MAINTENANCE, REPAIRS AND ALTERATIONS		16
10.1	Improvements to Leased Premises and Allowance	16
10.2	Maintenance and Repairs by Tenant	17
10.3	Maintenance and Repairs by the Landlord	17
10.4	Landlord’s Right of Maintenance and Repair	17
10.5	Right of Access	17
10.6	Loss of Enjoyment	18
10.7	Corporate Identification	18
10.8	Signs, Awnings and Canopies	18
10.9	Surrender of Leased Premises	19

ARTICLE XI INSURANCE AND LIABILITY		19
11.1	Tenant’s Insurance	19
11.2	Insurance Policies	20
11.3	Compliance with Insurer’s Requirements	20
11.4	Landlord’s Insurance	21
11.5	Limitations on Landlord’s Liability	21
11.6	Indemnification of Landlord	22

ARTICLE XII DAMAGE AND DESTRUCTION AND EXPROPRIATION		22
12.1	Destruction of Leased Premises and Election to Terminate	22
12.2	Destruction of Office Building and Election to Terminate	23
12.3	Election to Reconstruct and Subsequent Determination of Insufficiency of Insurance Proceeds	23
12.4	Lease in Force	23
12.5	Rebuilding	23
12.6	Architect’s Certificate	23
12.7	Expropriation	24

ARTICLE XIII SUB-LET AND ASSIGNMENT		24
13.1	Consent to Sub-let or Assign	24
13.2	Tenant Partnership	25
13.3	No Advertising	26
13.4	Landlord’s Option	26
13.5	Solidary Liability	26
13.6	Letter of Credit	27
13.7	Liability to Landlord	27
13.8	Landlord Expenses	27
13.9	No Termination	27
13.10	Assignment by Landlord	27

ARTICLE XIV CERTAIN RIGHTS OF LANDLORD		28
14.1	Right of Landlord to Perform Tenant’s Covenants on Default	28
14.2	Right of Entry	28

ARTICLE XV DEFAULT AND TERMINATION		28
15.1	Events of Default	28
15.2	Re-entry	30
15.3	Right to Re-let	30
15.4	Application of Moneys	30
15.5	Remedies of Landlord	30
15.6	Remedies Generally	30

ARTICLE XVI SUBORDINATION, ATTORNMENT AND STATUS STATEMENT BY TENANT		31
16.1	Subordination and Attornment by Tenant to Hypothecary Creditor	31
16.2	Status Statement (Estoppel Certificate)	31
16.3	Non-Disturbance Agreement	31

ARTICLE XVII SUSTAINABILITY UNDERTAKINGS		31
17.1	Sustainability Undertakings	31

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ARTICLE XVIII MISCELLANEOUS		32
18.1	Rules and Regulations	32
18.2	Time of Essence	32
18.3	Schedules	32
18.4	Entire Agreement	32
18.5	Waiver by Landlord	32
18.6	No Partnership	33
18.7	Force Majeure	33
18.8	Notice	33
18.9	Governing Law and Severability	33
18.10	Registration	34
18.11	Successors and Assigns	34
18.12	Letter of Credit	34
18.13	Guarantee	34
18.14	Waiver by Tenant	34
18.15	Peaceable Enjoyment	34
18.16	Interest on Overdue Payments	35
18.17	Brokerage Commission	35
18.18	Headings and Numbers	35
18.19	Interpretation	35
18.20	Financial Information	35
18.21	Financial Security Verification	35
18.22	Solidary Liability	35
18.23	Election of Domicile	35
18.24	Existence and Authority	36
18.25	Language	37

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List of Schedules

Schedule “A”	-	Land Designation

Schedule “B”	-	Site Plan of Office Building

Schedule “B-1”	-	Floor Plan of Leased Premises

Schedule “C”	-	Landlord’s Work and Tenant’s Work

Schedule “C-1”	-	Base Building Work

Schedule “C-2”	-	Initial Tenant Work and Tenant Plan

Schedule “D”	-	Operating Expenses

Schedule “D-1”	-	Form of Insurance Certificate

Schedule “E”	-	Rules and Regulations

Schedule “F”	-	Maintenance Standard

Schedule “G”	-	Services

Schedule “H”	-	Form of Letter of Credit

Schedule “I”	-	Form of Guarantee

Schedule “J”	-	Special Conditions

Schedule “K”	-	Landlord Standard Storage Lease Agreement

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THIS LEASE made in the City of Montreal, on October 30, 2024.

BETWEEN:

CENTURIAN PEEL/METCALFE PROPERTIES INC., a corporation incorporated pursuant to the Companies Act (Quebec), having its head office at 1000 de la Gauchetière St. West, in the City of Montreal, Province of Quebec, H3B 5H4, herein represented by Benjamin Braka, duly authorized for the purposes hereof as he so declares;

(the “Landlord”);

AND:

THERATECHNOLOGIES INC., a corporation duly incorporated under the Quebec Business Corporation Act (RLRQ. C. C-38) having its head office in the City of Montreal, herein acting and represented by Philippe Dubuc, its Senior Vice president and Chief Financial Officer, duly authorized for the purposes hereof as he declares,

(the “Tenant”.

THE PARTIES hereby agree as follows:

PREAMBLE

SCHEDULE OF PRINCIPAL LEASE TERMS

A - LOCATION OF THE LEASED PREMISES

Suite 810 M situated on the 8th floor of the Metcalfe side of the Office Building, as shown outlined in red on Schedule “B-1”.

B - AREA

The Leased Premises contain a certified Gross Leasable Area of eleven thousand nine hundred seventy-two square feet (11,972 sq. ft).

The Gross Leasable Area of the Leased Premises includes the Proportionate Share of common areas of the Office Building which has been confirmed in accordance with the BOMA/ANSI (Z65.1 1996) measurement standard, as measured by Eve Lefebvre MacDougall, Architect, in accordance with a certificate of measurement dated November 10, 2023.

C - TERM AND EXTENSION

The Commencement Date is November 1, 2024;

(i)	The Term is a period of fifteen (15) years, commencing on the Commencement Date and ending on October 31, 2039, unless earlier terminated in accordance herewith; and

(ii)	The Tenant has an option to extend the Term for [REDACTED: QUANTITY] additional periods of [REDACTED: TIME PERIOD] each, as set forth in Article 3.2 hereto.

D - MINIMUM RENT

The Minimum Rent is:

PERIOD	ANNUAL RATE PER SQUARE FOOT
From [REDACTED: TIME PERIOD]	[REDACTED: AMOUNT]
From [REDACTED: TIME PERIOD]	[REDACTED: AMOUNT]
From [REDACTED: TIME PERIOD]	[REDACTED: AMOUNT]

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E - INITIAL PROPORTIONATE SHARE

The initial Proportionate Share of Operating Expenses estimated for the year 2024 shall be a per annum amount of [REDACTED: AMOUNT] per square foot of the Gross Leasable Area of the Leased Premises, which are detailed as follows:

Breakdown of Costs of Operating Expenses

Annual rate per square foot

Operating Expenses (Excluding Taxes and business taxes and including 15% administration fee)	[REDACTED: AMOUNT]

Taxes * (Including water tax) (No 15% administration fee charged or payable)	[REDACTED: AMOUNT]

Electricity (Included in Operating Expenses) (No 15% administration fee charged or payable on direct electricity/Utilities consumed in the Leased Premises)	[REDACTED: AMOUNT]

Total:	[REDACTED: AMOUNT]

F- PARKING

During the Term, the Landlord shall use reasonable efforts to obtain [REDACTED: QUANTITY] reserved interior parking spaces available from the third-party parking operator in the Office Building at the then current monthly parking rates.

For reference purposes only, as July 2024, the cost of a non-reserved parking space is [REDACTED: AMOUNT] exclusive of Sales Taxes and the cost of a reserved parking space is [REDACTED: AMOUNT] exclusive of Sales Taxes. Any additional parking spaces could be made available to the Tenant subject to availability and on a month-to-month basis.

Tenant acknowledges that the parking is not controlled by Landlord and is managed by a third-party operator.

G - USE OF THE LEASED PREMISES

The Tenant shall use the Leased Premises solely for the purpose of conducting the business of a general office and for no other purpose. Under no circumstances may the Leased Premises be used as a call centre or for telemarketing purposes.

H - NOTICE

Notices shall be sent to the following addresses:

Landlord:	CENTURIAN PEEL/METCALFE PROPERTIES INC.
c/o Redbourne Management Inc.
1555 Peel Street
Suite 700
Montreal, Quebec
H3A 3L8

	Facsimile No.:	[REDACTED: TELEPHONE NUMBER]

	Attention:	[REDACTED: NAME OF CONTACT]

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Tenant:	THERATECHNOLOGIES INC
1550 Metcalfe Street
Suite 810
Montreal, Quebec
H3A 1X6

	Tel. No.:	[REDACTED: TELEPHONE NUMBER]

	Email:	[REDACTED: EMAIL]

	Attention:	[REDACTED: NAME]

I - LETTER OF CREDIT

Currently with the execution of the Lease, the Tenant shall deliver a letter of credit in the amount of [REDACTED: AMOUNT] (the “Letter of Credit”). The Letter of Credit shall be upon the terms and conditions detailed in Section 18.12 of this Lease. Provided that the Tenant does not lease additional premises from the Landlord in the Office Building, the Landlord will not request any further guarantee or deposit from Tenant. Should the Tenant lease additional space in the Office Building from the Landlord (whether it be through the exercise of a right or option under the Lease or otherwise), the guarantee or deposit requested from Tenant will be negotiated in good faith between the parties taking namely into consideration the area of the additional space and the total inducements granted by the Landlord for the rental of said additional space.

The Preamble setting out the Schedule of Principal Lease Terms shall be read and interpreted in conjunction with the Articles of the Lease.

ARTICLE I

DEFINITIONS, INTENT AND INTERPRETATION

1.1	Definitions

When used in this Lease or in any schedule attached to this Lease, the following words or expressions have the meanings hereinafter set forth, unless the context requires otherwise:

1.1.1

“Additional Rent” means any and all sums of money or charges required to be paid by the Tenant under this Lease (except Minimum Rent and Sales Taxes), whether or not specifically designated as “Additional Rent” and whether payable to the Landlord or otherwise; unless otherwise specifically provided herein, Additional Rent is due and payable with and in addition to each monthly instalment of Minimum Rent;

1.1.2	“Affiliate” has the meaning ascribed to it in the Canada Business Corporations Act, R.S.C. 1985, c. C-44 as amended or replaced from time to time;

1.1.3	“Architect” means the architect from time to time named by the Landlord;

1.1.4	“Bankruptcy Act” means the Bankruptcy and Insolvency Act, R.S.C. 1992, c. 27, as amended or replaced from time to time;

1.1.5

“Base Building Work” means the base building work, if any, to be performed by the Landlord in the Leased Premises in connection with the preparation of the Leased Premises for occupancy by the Tenant, as described on Schedule “C-1”;

1.1.6	“Civil Code” means the Civil Code of Québec, as amended from time to time;

1.1.7	“Commencement Date” is the date designated in Section C of the Preamble;

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1.1.8

“Common Areas and Facilities” means those areas, facilities, installations, utilities, improvements and equipment in the Office Building which are not intended from time to time by the Landlord to be leased to tenants of the Office Building, or which are designated (which designation may be changed from time to time) by the Landlord from time to time as Common Areas and Facilities, or for use by tenants of the Office Building and their employees, customers and others in common with others, whether or not located within, adjacent to or near the Office Building, including without limiting the generality of the foregoing, the roof, exterior weather walls, exterior and interior structural elements and bearing walls and improvements comprised in the Office Building, parking areas (including parking structures), roadways, sidewalks, landscaped areas, washrooms for public use, driveways, customer and service ramps, stairways, fire detection and communication systems, telephone booths, electrical, plumbing, drainage, mechanical and all other installations, systems and services located in or related to the Office Building as well as the structures housing the same (including the HVAC System), general signs, escalators, elevators and columns;

1.1.9	“Creditors Arrangement Act” means the Companies Creditors Arrangements Act, R.S.C. 1985, c. 36, as amended or replaced from time to time;

1.1.10	“Dollars” or “$” means dollars in Canadian currency;

1.1.11	“Event of Default” has the meaning ascribed to it in Section 15.1;

1.1.12	“Extension Term” has the meaning ascribed thereto in Section 3.2;

1.1.13

“Gross Leasable Area” means, in respect of any leasable premises, the area of such premises expressed in square feet, as certified by the Architect, according to ANSI/BOMA Z 65.1-1996 standards of measurement, including, for greater certainty, all interior space even if occupied by projections, structures or structural or non-structural columns;

1.1.14

“Gross Leasable Area of the Office Building” means the aggregate of the Gross Leasable Area of all premises in the Office Building, excluding parking and garage and basement-level storage areas, if applicable which are designated from time to time by the Landlord as leasable premises, the whole according to ANSI/BOMA Z 65.1-1996 standards of measurement;

1.1.15

“HVAC System” means the entirety of the system for the supply of heating, ventilating and air-conditioning to the Office Building or any part or parts thereof, wherever such system, or portions thereof, is located, including any central plant therefore and the improvements and fixtures necessary for any such central plant and all the appurtenances and equipment and systems associated with or for such system and includes the apparatus for the further processing and distribution of exhaust air such as ducts, diffusers, reheat coils, controls and other apparatus and equipment therefore;

1.1.16	“HVAC Hours” means the hours from [REDACTED: TIME PERIOD] on Mondays through Fridays, unless such day is a statutory holiday;

1.1.17	“Hypothecary Creditor” means any person who is the beneficiary of a hypothec on the Office Building or any part thereof;

1.1.18

“Initial Tenant Work” means all work to be performed by or on behalf of the Tenant in order to prepare the Leased Premises for occupancy by Tenant, described on Schedule “C-2”, including any such work which is performed by Landlord on behalf of Tenant, but excluding at all times any Base Building Work;

1.1.19	“Landlord” means the Party of the First Part and its successors and assigns;

1.1.20

“Lease” means this agreement, including the preamble and all schedules thereto, as amended in writing from time to time, as well as all Rules and Regulations promulgated from time to time by the Landlord;

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1.1.21

“Lease Year” means the period of twelve (12) consecutive months commencing on the Commencement Date and each ensuing period of twelve (12) consecutive months during the Term; provided, however, that if the Commencement Date is not the first day of a calendar month, the first Lease Year shall be the period of twelve (12) consecutive months commencing on the first day of the calendar month first following the Commencement Date plus the period from the Commencement Date to the last day of the calendar month in which the Term commences provided that insofar as Operating Expenses are concerned, the first Lease Year shall be the period from the Commencement Date to December 31st first following, and thereafter a Lease Year shall be a twelve (12) month period commencing January 1 and terminating on December 31 first following;

1.1.22

“Leased Premises” means the premises leased to the Tenant designated as the location stated in Section A of the Preamble and having the approximate Gross Leasable Area set forth in Section B of the Preamble subject to certification by the Architect;

1.1.23	“Leasehold Improvements” means all improvements to the Leased Premises whether performed by or on behalf of Landlord or Tenant, but excluding Base Building Work;

1.1.24	“Minimum Rent” means the rent payable by the Tenant pursuant to Subsection 4.1.1 hereof;

1.1.25	“Normal Business Hours” means the hours from 8:00 a.m. to 6:00 p.m. on Mondays through Fridays, unless any such day is a statutory holiday;

1.1.26

“Office Building” means the lands described in Schedule “A” hereof, which may be altered, expanded, reduced or otherwise modified in the Landlord’s sole discretion, the building erected on such lands bearing civic address of 1555 Peel Street and 1550 Metcalfe Street, City of Montreal, Province of Quebec and all improvements, equipment and facilities thereon erected or situate from time to time; which Office Building is presently known as “Les Cours Mont-Royal”;

1.1.27	“Operating Expenses” has the meaning ascribed thereto in Schedule “D”;

1.1.28	“Owner” means the beneficial owner or owners, from time to time, of the Office Building or any portion or portions thereof;

1.1.29	“Permitted Transferee” has the meaning ascribed thereto in Section 13.1.6;

1.1.30	“Principal Lease Terms” means the summary of terms as set out in the Preamble;

1.1.31

“Prohibited Activities” means (i) offering to the public or to persons other than the Tenant and its employees and/or guests food from or within the Leased Premises, (ii) the operation of a cafeteria or dining room where the public or persons other than the Tenant, its employees and/or guests are admitted, (iii) the installation or use of any machine dispensing goods, foods or beverages for sale in the Leased Premises, (iv) the operation of a call center, telemarketing operation or any activity of a similar nature resulting in high density usage, (v) any activities which would contravene any of the exclusivities or restrictions on use granted from time to time by the Landlord to tenants of the Office Building and (vi) any further restrictions in the Rules and Regulations;

1.1.32	“Proportionate Share” means a fraction which has as its numerator, the Gross Leasable Area of the Leased Premises, and as its denominator, the Gross Leasable Area of the Office Building;

1.1.33	“Rent” means the rent payable by the Tenant to the Landlord comprised of Minimum Rent and Additional Rent as defined in Section 4.1.

1.1.34

“Rules and Regulations” means the rules and regulations adopted and promulgated by the Landlord from time to time, which are as of the date of this Lease as set out in Schedule “E”, as amended from time to time by the Landlord;

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1.1.35

“Sales Taxes” means all goods and services taxes, sales taxes, value added taxes and any other existing or future tax of a similar nature imposed by any governmental authority with respect to any amount payable by Tenant to Landlord under this Lease or in respect of the rental of space under this Lease;

1.1.36	“Stipulated Rate” has the meaning ascribed thereto in Section 18.16;

1.1.37

“Taxes” means all taxes (other than Landlord’s income taxes), surtaxes, rates, levies, charges and duties (including local improvement taxes) (in this Subsection, collectively the “real estate taxes”) that are assessed, levied or charged against or with respect to the Office Building or any part thereof, or imposed in respect of immovables not part of the Office Building which benefit some or the occupants thereof, or imposed in respect of the business or other activity conducted in the Office Building or any part thereof, including, without limitation, any passage way or connection right to a metro subway station or adjacent properties, garage facilities, entrances and exits, and any taxes, rates, levies, charges or duties that are imposed or levied instead of, or in addition to, any real estate taxes, whether similar in nature or not and whether or not in existence at the commencement of the Term, and all such taxes, rates, levies, charges or duties that are imposed or levied or assessed against the Landlord or the Owner on account of its interest in the Office Building. Notwithstanding anything to the contrary in this Lease, no administration fee whatsoever shall apply to Taxes.

1.1.38	“Tenant” means the Party of the Second Part and its permitted successors and assigns;

1.1.39	“Tenant Allowance” means any rent-free period, allowance or other inducement or advantage conferred by the Landlord to the Tenant or for its benefit;

1.1.40

“Tenant Final Plan” means a plan (including certified plans of architecture, mechanic and electricity) for Initial Tenant Work that is to be approved by the Landlord. the preliminary version of the Tenant Plan is attached hereto as Schedule “C-2”;

1.1.41

“Tenant Work” means any and all repairs, alterations, replacements, changes or improvements made by or on behalf of the Tenant in or to the Leased Premises which the Tenant is obliged to make or wishes to be made and includes, for greater certainty and without limitation, any work affecting the structure or perimeter walls, the sprinkler system, the heating, ventilating or air-conditioning system, the plumbing, electrical or mechanical equipment or systems of the Leased Premises or other portions of the Office Building and the Initial Tenant Work;

1.1.42	“Term” means the period of time for which this Lease has been granted as described in Section 3.1 hereof;

1.1.43

“Transfer” means any assignment or transfer of this Lease or any of the Tenant’s right, title or interest therein or thereto, a sub-lease of the whole or any part of the Leased Premises, any use, occupancy or possession by any person other than the Tenant of all or any part of the Leased Premises, or any change, directly or indirectly, in the control of the Tenant (by sale, assignment, transfer or issuance of shares, units or similar ownership interests, amalgamation or otherwise);

1.1.44	“Transferor” and “Transferee” have meanings corresponding to the definition of “Transfer” as set in Subsection 1.1.43 above; and

1.1.45

“Utilities” means any and all utilities including, without limitation, electricity, gas, water, telephone, natural gas, fuel, steam, power and all other utilities consumed in the Leased Premises or any part of the Office Building.

1.2	Intent

It is the intent of the parties to this Lease that the Lease shall be absolutely net and care free to the Landlord, except as expressly stipulated in this Lease. Subject only to the latter exception, the Landlord will not be liable to contribute to any costs, charges, expenses or outlays with respect to the Leased Premises and/or to

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the Office Building and all such costs, charges, expenses or outlays shall be the sole responsibility of the Tenant.

1.3	Freely Negotiated

Each party hereby acknowledges and represents that it has had the opportunity to seek independent legal advice from counsel in connection with this Lease. Each of them acknowledges that all provisions of this Lease have been freely and fully discussed and negotiated and that this Lease does not constitute a contract of adhesion. The Tenant expressly acknowledges that it has obtained all information which is necessary or useful to enable it to make an enlightened decision to execute this Lease. The Tenant further declares that it has not relied upon any statement made by any representative of the Landlord and the Tenant acknowledges that it fully understands all of the terms and conditions set out in this Lease, as well as all of the rights and obligations deriving therefrom.

ARTICLE II

LEASE

2.1	Lease of Premises

The Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord, the Leased Premises now or hereafter to be erected in the Office Building.

2.2	Base Building Work and Defects

Notwithstanding any law to the contrary, the Tenant accepts the Leased Premises on an “as is, where is” basis and acknowledges and agrees that the Landlord shall have no obligation to perform any work at the Leased Premises or elsewhere in connection with this Lease or the occupancy of the Leased Premises by the Tenant, except for Base Building Work set out in Schedule “C-1”, if any, and Common Area Landlord Work as set out in Schedule “J”, and repairs and replacements required expressly by this Lease to be performed by the Landlord and repairs of defects in the Leased Premises identified in accordance with this paragraph which would materially diminish the Tenant’s use or enjoyment of the Leased Premises. The Tenant shall give written notice to the Landlord within [REDACTED: TIME PERIOD] of Thera’s occupancy of the Leased Premises, of any defects in or in respect to the Leased Premises or the Landlord’s Work. Should the Tenant fail to notify the Landlord within the said delay, the Tenant shall be conclusively deemed to have accepted that the Landlord has delivered the Leased Premises to the Tenant as required by this Lease and as required by law and the Landlord shall have no further obligation to the Tenant regarding defects, if any, in or in respect of the Leased Premises or the Landlord’s Work. In the case of systems which are only used on a seasonal basis such as the air-conditioning or heating systems, the delay allowed to the Tenant to deliver such notice shall be [REDACTED: TIME PERIOD] following the first use of the relevant system.

2.3	Variations

Notwithstanding anything to the contrary contained in this Lease or the provisions of the Civil Code, but without limiting the generality of the provisions of Subsection 2.6 hereto, the Landlord may make minor variations in the form of the Leased Premises at any time prior to the date of taking possession of the Leased Premises by the Tenant. Such minor variations shall not render the Lease void or voidable, and the Tenant shall have no claim in damages, whether contractual or extra-contractual, nor in diminution of Minimum Rent or Additional Rent, except to the extent that the Gross Leasable Area of the Leased Premises may have been modified as a result of such minor variations, in which event, the parties shall make the adjustments contemplated in Article 4.1.1 hereunder.

2.4	Use of Common Areas and Facilities

The right to use and occupy the Leased Premises granted to the Tenant herein includes the non-exclusive and non-transferable (subject to Article XIII) right to use the Common Areas and Facilities in common with other persons entitled to do so, and for the purposes for which they are intended and during such hours as the Office Building may be open for business, as determined by the Landlord from time to time, subject in each case to this Lease and in particular to Article VIII of this Lease, and to the Rules and Regulations.

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2.5	Gross Leasable Area Adjustments

The Tenant acknowledges that the Architect is to determine, on the basis of actual measurements of the as-built Leased Premises, the Gross Leasable Area of the Leased Premises and that such determination may necessitate changes to this Lease and in particular, and without limiting the generality of the foregoing, to the amount of Minimum Rent and Additional Rent payable pursuant to this Lease. Any decision of the Architect will be final and binding on the Parties. The Tenant undertakes to execute such documents as may be required by the Landlord to confirm any such changes. The Architect may also from time to time adjust the Gross Leasable Area of the Office Building to take into account of any expansion, demolition or structural, functional or other change affecting the Office Building.

2.6	Relocation

The Landlord does not have the right at any time during the Term to relocate the Tenant to other premises within the Office Building or to relocate the Leased Premises without Tenant’s agreement.

2.7	Reduction of Gross Leasable Area of Leased Premises

Notwithstanding anything to the contrary contained in this Lease or in the provisions of the Civil Code, should the Gross Leasable Area of the Leased Premises be reduced, for any reason whatsoever, including without limitation, the exercise by the Tenant of the right(s) (if any) to reduce, return, contract, or partially cancel this Lease in respect of a portion of the Leased Premises, the Tenant acknowledges that same results in changes to the Lease, including without limitation, a pro-rata reduction of the amount of Minimum Rent and Additional Rent payable pursuant to the Lease, as well as pro-rata reduction (if applicable) or elimination of certain benefits and/or rights offered by the Landlord hereunder and benefitting the Tenant hereunder, including without limitation, the right of first opportunity, right of first refusal, right to signage, storage, KVA/generator usage, etc… The Tenant undertakes to execute such documents as may be required by the Landlord (acting reasonably) to confirm any such change(s).

ARTICLE III

TERM

3.1	Term

The Term shall commence on the Commencement Date and shall terminate on the date designated in C(i) of the Preamble.

3.2	Extension Term

Provided that the Tenant has not been in uncured default and is not in default at the time it sends Tenant’s Notification, and has not assigned this Lease to any entity other than a Permitted Transferee, the Tenant shall have the option to extend the Term of the Lease for the additional period designated in C(ii) of the Preamble, commencing on the day following the expiration of the Term or the first Extension Period, as the case may be (collectively, the “Extension Periods” and each an “Extension Period”). The Tenant shall notify the Landlord in writing of its intention to exercise the Option to extend at least [REDACTED: TIME PERIOD] prior to the expiry date of the Term or of the first Extension Period, as the case may be (the “Tenant’s Notification”).

The Extension Periods will run on the same terms and conditions as those set out in the Lease, with the exception of (i) the Minimum Rent payable during the Extension Periods, which will be the fair market price for comparable premises in a comparable building in the same area, taking into consideration all leasing inducements; such as (a) the Free Rent Period, (b) the Allowance; (ii) this option to extend, under this Section 3.2, with respect to the applicable Extension Period shall no longer be applicable; and (iii) the Tenant will accept the Leased Premises in their “as-is” condition.

If the parties cannot agree on the Minimum Rent no later than [REDACTED: TIME PERIOD] prior to the commencement of the first or the second Extension Period as the case may be, the Lease shall

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terminate and the Tenant shall vacate the Leased Premises at the end of the Term or of the first Extension Period, as the case may be.

Notwithstanding the foregoing, there shall be no tacit renewal of the Lease. This Section 3.2 is personal to Theratechnologies Inc. and any Permitted Transferee and cannot otherwise be transferred or assigned in any way.

3.3	Tacit Renewal

Notwithstanding any present or future legislation to the contrary, including without limitation, Article 1879 of the Civil Code, neither this Lease nor the Term will be subject to tacit renewal. Should the Tenant remain in possession of the Leased Premises after the expiry of the Term without the express written consent of the Landlord, the Tenant shall be deemed to be occupying the Leased Premises as a tenant from month-to-month, at a monthly rent payable in advance on the first day of each month equal to [REDACTED: FRACTION] of [REDACTED: PERCENTAGE] of the aggregate of the Minimum Rent and Additional Rent payable in the last [REDACTED: TIME PERIOD] period preceding the end of the Term, the whole without prejudice to all other rights and recourses of the Landlord as a result of the Tenant’s failure to surrender the premises.

ARTICLE IV

RENT

4.1	Rent

The Tenant covenants and agrees to pay from and after the Commencement Date, to the Landlord, or as the Landlord may direct, and, notwithstanding any law, usage or custom to the contrary, without any prior demand therefore and without any abatement (except as expressly provided in Section 12.1), the whole without set-off, reduction, deduction, diminution or compensation whatsoever, Rent comprised of Minimum Rent and Additional Rent as follows:

4.1.1

Minimum Rent with respect to each year of the Term equal to the amount(s) provided for in Section D of the Preamble. Minimum Rent shall be payable during each period referred to in Section D of the Preamble in equal monthly instalments, in advance on the first day of each calendar month, the first instalment of Minimum Rent to become due on the Commencement Date. If the Commencement Date is on a day other than the first day of a calendar month, then the Tenant shall pay, on the Commencement Date, Minimum Rent calculated on a per diem basis from the Commencement Date to the end of the month in which the Commencement Date occurs, based upon a period of three hundred and sixty-five (365) days. The amount(s) stated under the heading “Minimum Rent” in Section D of the Preamble are calculated on the basis of the amount(s) stated under the heading “Annual Rate per Square Foot” in such Section applied to the area stated in Section B of the Preamble, and shall be adjusted, if necessary, to reflect the Gross Leasable Area of the Leased Premises as stated in the Architect’s certificate; and

4.1.2

Additional Rent including, without limitation, Tenant’s Proportionate Share of Operating Expenses, as defined in Schedule “D” (inclusive of Taxes) and which shall be payable in the manner set forth in Article V.

4.2	Additional Rent Adjustment

Within a reasonable period, but no later than [REDACTED: TIME PERIOD] following the end of each Lease Year, the Landlord shall provide to the Tenant a detailed audited statement showing the amount of Additional Rent payable by the Tenant for that Lease Year. The Tenant shall be entitled to any reasonable additional information necessary to verify the accuracy of the actual amount of Additional Rent in such statement payable to the Landlord for that Lease Year. The Tenant shall be entitled to review and challenge, at its expense, the Additional Rent. Should such review reveal a discrepancy of greater than [REDACTED: PERCENTAGE] in the audited statements, [REDACTED: CONSEQUENCE OF DISCREPANCY].

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If the amounts paid previously by the Tenant on account of its monthly instalments for Additional Rent for such Lease Year are less than the actual amount owed by the Tenant as Additional Rent for that Lease Year shown in the detailed audited statement, the deficiency shall be [REDACTED: CONSEQUENCE OF DISCREPANCY]. If the amounts previously paid by the Tenant on account of Additional Rent for such Lease Year exceed the actual amount owed by the Tenant as Additional Rent for that Lease Year shown on such statement, the Landlord shall, at its option, [REDACTED: CONSEQUENCE OF DISCREPANCY] of Minimum Rent or Additional Rent next coming due hereunder.

Tenant agrees that it shall not be entitled to make any claim, including the commencing of an action against Landlord, with respect to any Additional Rent charges payable hereunder for any Lease Year unless such claim is made within [REDACTED: TIME PERIOD] after the date or which Landlord has delivered to Tenant the final detailed statement for such Lease Year; subject to any claim being made within the time as aforesaid, each final statement shall be final and binding on Tenant.

4.3	Per Diem Adjustments

Minimum Rent and Additional Rent payable on a monthly basis will be payable on the first day of each month in advance. However, if the Commencement Date is not the first day of a calendar month or the termination date is not the last day of a calendar month, then the instalment payable for the broken portion of such month will be calculated at a per diem rate of [REDACTED: FRACTION] of each applicable amount. The provisions of the preceding sentence shall apply mutatis mutandis to the continued occupation of the Leased Premises by the Tenant after the filing of a proposal or a notice of intention to file a proposal, as provided in the Bankruptcy Act, if such continued occupation arises on a day which is not the first day of a calendar month.

4.4	Payment

THE PARTIES AGREE THAT MINIMUM RENT, ADDITIONAL RENT AND ALL OTHER PAYMENTS OR DEPOSITS REQUIRED TO BE MADE BY THE TENANT TO THE LANDLORD UNDER THIS LEASE SHALL BE MADE PAYABLE TO CENTURIAN PEEL/METCALFE PROPERTIES INC.

4.5	Rent Paid After Due Date or by a Third Party

The acceptance by the Landlord of any postdated cheque or money owing for Minimum Rent, Additional Rent or any other sums owed by the Tenant to the Landlord (i) after its due date; or (ii) paid by a third party, is to be considered as a mode of collection only without novation of, nor derogation from, nor a waiver of, any of the Landlord’s rights, recourses and actions under this Lease.

4.6	Partial Payment

No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly payment of Minimum Rent herein stipulated is deemed to be other than on account of the earliest stipulated Minimum Rent, nor is any endorsement or statement on any cheque or any letter accompanying any cheque or payment as Minimum Rent deemed an acknowledgement of full payment or an accord and satisfaction, and the Landlord may accept and cash such cheque or payment without prejudice to the Landlord’s right to recover the balance of such Minimum Rent or pursue any other remedy provided in this Lease or by law.

ARTICLE V

OPERATING EXPENSES

5.1	Operating Expenses

The Tenant covenants and agrees to pay to the Landlord, or as the Landlord may direct as Additional Rent, its Proportionate Share of Operating Expenses. The Landlord may estimate (and from time to time re-estimate) the amount of Tenant’s Proportionate Share of Operating Expenses in respect of a Lease Year, and the Tenant shall pay to the Landlord, on account of its Proportionate Share of Operating Expenses for such Lease Year, the amount as so estimated (or re-estimated) by Landlord in equal consecutive

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[REDACTED: TIME PERIOD] installments which shall be due and payable on the first day of each [REDACTED: TIME PERIOD]. The amount stated in Section E of the Preamble as the initial Proportionate Share of Operating Expenses is Landlord’s estimate of the amount payable by the Tenant pursuant to this Section in respect of the first Lease Year, and may be changed by the Landlord in accordance with the provisions of this Section 5.1.

ARTICLE VI

TAXES

6.1	Tax Contestation

The Tenant shall pay to the Landlord, within [REDACTED: TIME PERIOD] after demand therefore by the Landlord, as Additional Rent, its Proportionate Share of any expenses, including legal, appraisal, administration and overhead expenses, incurred by the Landlord in obtaining or attempting to obtain a reduction of any Taxes, provided, however, the Landlord shall have no obligation to contest the levying or imposition of any Taxes and may settle, compromise, consent to, waive or otherwise determine in its discretion any Taxes without notice to, consent or approval of the Tenant. Any rebate shall be applied against Taxes in the applicable Lease Year.

For greater certainty, the Tenant shall benefit from any reduction in Taxes.

6.2	Sales and Services Tax

The Tenant shall pay to the Landlord all Sales Tax calculated in accordance with applicable legislation, it being the intention of the parties that the Landlord shall be fully reimbursed by the Tenant with respect to any and all Sales Taxes payable by the Landlord with respect to this Lease and/or any amounts payable by the Tenant to the Landlord hereunder and/or in regards to the use and occupancy by the Tenant of the Leased Premises and/or the Office Building. Sales Tax shall be payable by the Tenant at the same time as the amounts to which the Sales Tax relate are payable to the Landlord under this Lease, or on demand at such other time or times as the Landlord from time to time determines.

ARTICLE VII

UTILITIES AND HEATING, VENTILATION AND AIR-CONDITIONING

7.1	Utilities

Except as provided in this Section, all costs of Utilities used or consumed in or with respect to the Office Building, including, the Leased Premises, shall be included in Operating Expenses.

The Tenant may at the prevailing rates charged from time to time by the Landlord request Utilities after HVAC Hours by giving reasonable notice to Landlord. For reference purposes only, as at the date hereof, the cost of Utilities after HVAC Hours is available at the rate of [REDACTED: amount], per floor during the summer and [REDACTED: AMOUNT] per floor during the winter, which the Tenant shall pay as Additional Rent.

7.1.1

The Landlord may also elect to charge the cost of any Utility in respect of the Leased Premises directly to the Tenant as Additional Rent in which case the amount payable by the Tenant in respect of such Utility shall be calculated based on the product of the consumption of the applicable Utility as determined by a check meter or other metering device and the applicable utility rate as determined by the Landlord. The Landlord shall have the right to install or require that the Tenant install in the Leased Premises or at such other location as the Landlord deems appropriate and in any event at the Tenant’s expense, a check meter or other metering device to measure consumption of any Utility in the Leased Premises.

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7.2	Overloading of Utility Facilities

The Tenant acknowledges that the Landlord will make available to the Leased Premises electricity only for normal lighting and miscellaneous power requirements, and the Tenant’s consumption of electricity at the Leased Premises shall not in any event exceed [REDACTED: AMOUNT] per square foot.

7.3	Heating, Ventilating and Air-Conditioning

The Landlord has installed systems to provide heating, ventilation and air-conditioning to the Leased Premises and other areas in the Office Building. The operation, repair, maintenance and replacement of such systems shall be the Landlord’s responsibility, and the costs incurred by the Landlord in connection therewith shall be included in the Operating Expenses. Nothing contained in this Lease shall be deemed to create any obligation of the Landlord to furnish electricity, heating, air-conditioning or any other services to Tenant to the extent these are required by the use in the Leased Premises of special equipment such as server room or other electrical or similar equipment. The Landlord may, without liability or obligation to Tenant, temporarily discontinue or modify any services required of it or elsewhere in this Lease during such times as may be necessary, or as Landlord may deem advisable by reason of accident, or for the purpose of effecting repairs, replacements, alterations or improvements. Without limiting the foregoing, Landlord shall not be liable to the Tenant for the failure for any reason to supply the said services or any of them, Landlord, however, will undertake to correct any such failure with reasonable diligence.

ARTICLE VIII

OFFICE BUILDING AND COMMON AREAS AND FACILITIES USE

8.1	Control of Office Building by Landlord

The Office Building and the Common Areas and Facilities shall at all times be subject to the exclusive control and management of the Landlord. Without limiting the generality of the foregoing, the Landlord shall have the right at all times in its sole discretion to:

8.1.1	change the area, level, location, arrangement or use of the Office Building or any part thereof;

8.1.2

construct other buildings, structures or improvements in the Office Building and make alterations and additions thereto, subtractions therefrom or rearrangements thereof, build additional stories on any building in the Office Building, and construct additional buildings or facilities adjoining or proximate to the Office Building and to effect any work (including excavations) to any land adjacent to the Office Building;

8.1.3	construct multi-deck, aboveground and/or underground parking facilities and to expand, reduce or alter same;

8.1.4

relocate, rearrange or change the location or use of the various buildings, parking areas, Common Areas and Facilities and other parts of the Office Building from those existing at any time, either during the Term or prior to the Commencement Date and without the Tenant’s consent. Notwithstanding the forgoing, any change in the Common Areas and Facilities may not result in a material reduction in the quality and/or type of Common Areas and Facilities compared to those existing on the execution date of this Lease;

8.1.5

eliminate, substitute or rearrange any or all of the Common Areas and Facilities provided that any such changes do not result in a material reduction in the quality and/or type of Common Areas and Facilities compared to those existing on the execution date of this Lease;

8.1.6	grant, modify or terminate servitudes and conclude other agreements pertaining to the use and maintenance of all or any part of the Office Building;

8.1.7	close off all or any part of the Office Building for the purpose of maintenance, repair, alteration or construction;

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8.1.8	provide security services for the Office Building;

8.1.9

control, supervise and regulate the delivery and shipping of goods, merchandise, supplies and fixtures to and from the general shipping and receiving areas and leasable premises in the Office Building in such manner as the Landlord determines is necessary for the proper operation of the Leased Premises and the Office Building;

8.1.10	designate and specify the kind of container to be used for garbage and refuse and the manner and the times and places at which same is to be placed for collection;

8.1.11

do and perform such other acts in and to the Office Building which the Landlord, using good business judgment, determines to be advisable for the more efficient and proper operation of the Office Building.

Notwithstanding anything contained in this Lease, if as a result of the exercise by the Landlord of its rights set out in this Section 8.1, the Common Areas and Facilities are diminished or altered in any manner whatsoever, the Landlord shall not be subject to any liability nor shall the Tenant be entitled to any compensation or diminution of Minimum Rent or Additional Rent nor shall any alteration or diminution of the Common Areas and Facilities be deemed constructive or actual eviction, or a breach of any obligation of the Landlord for peaceable enjoyment or the obligation not to change the form or the destination of the Leased Premises or other parts of the Office Building. Without limiting the generality of the above, the Landlord makes no representation and gives no warranty to the Tenant that the Office Building shall not be altered or modified, or that its use and character as an Office Building shall not be altered. In such event, the Tenant renounces any recourse or claim against the Landlord provided that the Landlord will not intentionally alter or modify the Office Building for the purpose of (i) diminishing the peaceable enjoyment of the Tenant or (ii) materially reducing the quality and/or type of Common Areas and Facilities compared to those existing on the execution date of this Lease.

8.2	Parking

8.2.1	Tenant acknowledges that the parking area is managed by a third-party operator.

8.2.2

The Tenant will pay the fees or charges for the use of parking areas and facilities as described in Section F of the Preamble, which fees and charges may be modified from time to time at the discretion of the operator of the parking operator.

8.2.3

The Tenant will use each of the parking stalls assigned to it only for the purposes of parking a standard passenger model automobile. The Tenant will keep any automobile parked in a stall in a state of reasonable repair and cleanliness and will not allow the automobile to leak any oil, gas, or other fluids. The Tenant will pay to the Landlord on demand any costs which the Landlord incurs to clean or repair the surface of the parking area caused by the leakage of any such fluids.

8.2.4	The parking operator has the right to reassign any reserved stall on [REDACTED: DELAY] prior written notice to the Tenant.

8.2.5

If the Tenant is assigned a parking decal, the Tenant will display the decal in such a manner that it is clearly visible through the front windshield of the automobile. Failure to display the appropriate valid decal may result in the automobile being ticketed and/or impounded at the Tenant’s expense.

8.2.6

The Landlord will not be responsible for any loss or damage to any automobile of the Tenant’s parked in the parking areas, or to the contents or accessories thereof, arising from theft, fire, vandalism or any other cause. The Tenant will use each stall at its own risk absolutely.

8.2.7	The Tenant may not assign any of its rights to any unreserved or reserved parking spaces nor sublet or otherwise part with possession of any of the parking stalls provided under this Lease.

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8.2.8	The Landlord shall take reasonable steps to provide the Tenant with access to bicycle racks in the parking facility.

8.3	Services

The Landlord shall provide the services set out in Schedules “F” and “G” as the same may be modified from time to time. The costs of providing such services shall be included in the Operating Expenses. Landlord may, without liability or obligation to the Tenant, temporarily discontinue or modify any of such services or any service required of the Landlord elsewhere in this Lease during such times as may be necessary by reason of accident, of for the purposes of effecting repairs, replacements, alterations or improvements. Without limiting the foregoing, the Landlord shall not be liable to the Tenant for its failure for any reason to supply and/or for any interruption, disruption, or cessation of the Landlord’s Service; the Landlord undertakes to correct any such failure, interruption, disruption, or cessation with reasonable diligence in the circumstances.

8.4	Conference Centre

The Tenant shall have the right to use the conference rooms in the conference centre located in the Office Building during the conference centre business hours as determined from time to time by the Landlord, which are currently [REDACTED: TIME FRAME], except statutory holidays, subject to availability and after prior reservation in accordance with the Landlord’s standard procedure from time to time.

The Tenant shall be allocated a number of hours each month equal to the [REDACTED: TIME FRAME] for each conference room available during such month. The Tenant may transfer any unused hours from one month to the next during the same calendar year. The Tenant shall have the right to use the conference centre outside conference centre normal business hours and in excess of the number of hours allocated to the Tenant, for the rate charged from time to time by the Landlord, which is currently [REDACTED: AMOUNT] per hour plus Sales Taxes. If the Tenant shall use the conference centre outside conference centre normal business hours, the Tenant shall also pay to the Landlord [REDACTED: ADDITIONAL COSTS], as determined by the Landlord.

8.5	Gym, Pool and Shower Facility

Tenant acknowledges that its employees benefit from access to (i) the gym situated on the 15th floor (Metcalfe Side) of the Building, (ii) the squash court and the shower/locker area located on the 16th floor of the Building, (iii) the swimming pool located on the roof top of the Building and (iv) the exterior terrasse located on the roof top of the Building accessible from the swimming pool (collectively hereinafter the “Health Club”) (which Health Club forms part of the Common Areas and Facilities of the Building).

Access to the Health Club is available to each individual user/employee upon signature of a consent form and agreement (in form and content determined by the Landlord in its sole discretion). Access to the Health Club is available from [REDACTED: TIME FRAME] excluding statutory holidays. The rules and regulations regarding access to the Health Club are determined by the Landlord, acting reasonably. The cost of providing such services/benefits is included in the Operating Expenses.

ARTICLE IX

USE OF LEASED PREMISES

9.1	Use of Leased Premises

The Tenant shall use the Leased Premises solely for the purpose of conducting the business set forth in Section G of the Preamble and the Tenant will not use or permit the use of the Leased Premises or any part thereof for any other business or purpose. Without limiting the generality of this Section, the Tenant shall not in any event engage in or permit any Prohibited Activities at the Leased Premises.

Subject to Section 8 of Schedule J, the Tenant acknowledges that nothing in this Lease shall be construed or interpreted so as to confer upon or otherwise imply that the Tenant enjoys any exclusivity with regard to the conduct of the business described above, or so as to otherwise affect the Landlord’s right to permit

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existing or future tenants of the Office Building to conduct any business, whether or not the same as or similar to or in competition with the business conducted by the Tenant at the Leased Premises.

The Tenant acknowledges and agrees that it has been provided with adequate opportunity to seek advice as to whether there are any existing zoning, by-law or ordinance or restrictive covenant that prevents, restricts or adversely affects the Tenant’s ability to use the Leased Premises for the purposes set forth in Section G and the Tenant shall have no right to terminate this Lease or reduce its obligations under this Lease should there exists any such zoning, by-law or ordinance or restrictive covenant. Notwithstanding the second paragraph of Article 1854 of the Civil Code of Québec, the Landlord gives no guarantee whatsoever to the Tenant with respect to any modification of the zoning by-laws which apply to and may affect the Use of the Leased Premises pursuant to the said Lease. The Tenant shall be solely responsible to obtain, at its own cost, all permits, consents and authorizations required for its occupation of the Leased Premises and the operation of its business therein.

Notwithstanding anything to the contrary in this Lease but provided that the Tenant complies with the terms and conditions of this Lease, the Landlord represents and warrants to the Tenant that Landlord has not (and will not in the future) grant any exclusivities or restrictions in the Office Building which could prevent the Tenant from carrying out a business of a general office in the Leased Premises.

9.2	Qualification to do Business

The Tenant represents to the Landlord that it has determined that all applicable laws, by-laws, rules and regulations permit it to conduct the business described in Section G of the Preamble at the Leased Premises, and otherwise to use the Leased Premises for the purposes intended therefore by the Tenant. This Lease is not conditional upon the Tenant obtaining any permits or licenses for the operation of its business, and the Landlord makes no representation or warranties that the Leased Premises may be used throughout the Term for the purposes stipulated in Section G of the Preamble nor shall the Landlord be bound to maintain the Leased Premises for such purposes, notwithstanding any law to the contrary (including Article 1854 of the Civil Code). The Tenant represents and warrants to the Landlord that it shall, after the mutual execution of this Lease, use commercially reasonable efforts to obtain any necessary permits and licenses to carry on business in the Leased Premises and shall, throughout the Term, maintain same in good standing.

9.3	Conduct of Business

In the conduct of the Tenant’s business, the Tenant shall:

9.3.1	own, install and keep in good order and repair fixtures and equipment of first-class quality;

9.3.2

cooperate with the Landlord in the conservation of all forms of energy in the Office Building and the Leased Premises, and comply with all reasonable requests and demands of the Landlord with a view to such energy conservation at its cost and expense;

9.3.3

abide by all Rules and Regulations, as well as general policies formulated by the Landlord from time to time, and any amendment, alteration and addition thereto so far as they are not in breach of this Lease provided that if any Rules and Regulations conflict with the terms of this Lease, the terms of this Lease shall prevail;

9.3.4

protect from damage all the heating and air-conditioning apparatus, water, gas and drain pipes, water closets, sinks and accessories thereof in and about the Leased Premises and keep same free from all obstructions that might prevent their free working and give to Landlord prompt written notice of any accident to or defects in same or any of their accessories;

9.3.5

not bring upon the Leased Premises any machinery, equipment, article or thing that by reason of its weight, size or use, might, in the opinion of the Landlord, damage the Leased Premises or the Office Building; nor shall the Tenant at any time overload the floors of the Leased Premises. Furthermore, the Tenant shall not bring into or store or use or employ in the Leased Premises any weapon (including fire arms) or inflammable liquid or hazardous or dangerous or explosive material;

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9.3.6

not use the Leased Premises or permit the Leased Premises to be used for any of the uses for which the Landlord has granted other tenants of the Office Building exclusivities in present or future leases, including at this time the following uses: competitor of JPDL Montreal Inc.; and

9.3.7

not do or permit anything to be done, nor will it bring or keep anything in, upon or about the Leased Premises, which would cause the Leased Premises or the Landlord to be in breach of any applicable laws, by-laws, rules or regulations.

9.4	Harmful Business Practices

Any business, conduct or practice promulgated, carried on or maintained by the Tenant, whether through advertising or selling procedures or otherwise, which in the opinion of the Landlord, acting reasonably, may harm or tend to harm the business or reputation of the Landlord or reflect unfavourably on the Office Building, the Landlord or other tenants in the Office Building, or which may tend to confuse, mislead, deceive or be fraudulent to the public, shall be immediately discontinued by the Tenant on demand of the Landlord.

9.5	Compliance with Laws

The Tenant shall, at its sole cost and expense, promptly:

9.5.1

observe and comply with all laws, by-laws, rules and regulations of all governmental authorities and with the requirements of all insurers providing insurance coverage in respect of the Leased Premises and/or the Office Building and, without limitation, those pertaining to the conduct of any business in the Leased Premises or the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements to the Leased Premises and the placing of signs; and

9.5.2

carry out all modifications, alterations or changes of or to the Leased Premises and the Tenant’s conduct of business in or use of the Leased Premises which are required by any such authorities, provided, however, that prior to effecting any such modification, alteration or change, the Tenant shall deliver to the Landlord for its written approval, plans and specifications in connection therewith and, for certainty, all work performed by the Tenant in connection therewith shall constitute Tenant Work.

ARTICLE X

MAINTENANCE, REPAIRS AND ALTERATIONS

10.1	Improvements to Leased Premises and Allowance

The Tenant accepts the Premises in their “as is” state and condition. Landlord is not obliged to effect any work or provide any material in the Premises except if provided otherwise herein.

The Landlord shall perform the Base Building Work (if any) at its expense. All work to be performed at the Leased Premises other than Base Building Work, including any improvements to the Leased Premises other than those included within the Base Building Work, shall constitute Tenant Work and shall be the responsibility of Tenant and shall be performed, in accordance with the provisions of Schedule “C” at Tenant’s sole cost and expense, plus a supervisory fee of [REDACTED: PERCENTAGE] of such cost, the whole subject to the terms and conditions hereinafter set forth. Notwithstanding the foregoing, the Initial Tenant Work and any Cosmetic Work shall not be subject to said supervisory fee. For the purposes of this Lease, the term “Cosmetic Work” shall mean Tenant Work relating to painting and/or carpeting in the Leased Premises of an amount inferior to [REDACTED: AMOUNT] on a given [REDACTED: TIME PERIOD].

All Leasehold Improvements, shall, upon the installation in the Leased Premises, become the property of the Landlord without compensation to the Tenant. Notwithstanding the foregoing, Tenant shall be responsible, inter alia, to insure same until the expiration of the Lease.

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Tenant may occupy the Leased Premises any time as of the [REDACTED: TIME PERIOD] following the execution by all parties of the Lease (the “Delivery Date”), provided, however, that Tenant has provided the Landlord with a certificate of insurance, the Letter of Credit and provided, further, that Tenant is not in default under the Lease.

10.2	Maintenance and Repairs by Tenant

The Tenant shall, at all times during the Term, at its sole expense, keep and maintain clean and in good order, first-class condition and repair (including, without limitation, periodic painting and decoration) as reasonably determined by the Landlord, the whole of the Leased Premises, all equipment therein, improvements thereto and appurtenances thereof, whether installed by the Landlord or the Tenant and including, without limitation, all Leasehold Improvements, entrances, interior plate glass, signs (both exterior and interior), partitions, doors and fixtures located in or upon the Leased Premises, lighting, wiring and plumbing fixtures and equipment. The Tenant shall, notwithstanding any article to the contrary in the Civil Code with respect to maintenance and repairs and subject to Section 10.3, make all repairs and replacements needed in the Leased Premises (whether major or minor and those which the Civil Code requires of a landlord), including without limitation, any work that may be required from time to time to maintain the Leased Premises for the purpose for which they are leased, with due diligence and dispatch, except for repairs or replacements which are the responsibility of the Landlord pursuant to an express provision of this Lease.

10.3	Maintenance and Repairs by the Landlord

The Landlord shall at all times throughout the Term, but subject to Article XII, maintain and repair or cause to be maintained and repaired, as would a prudent owner of a reasonably similar property, the structure of the Office Building and the Common Areas and Facilities, including, without limitation, the foundations, exterior glass, exterior weather walls, sub-floor, roof, bearing walls and structural columns and beams of the Office Building and Office Building equipment (such as the HVAC system). The cost of such maintenance and repairs shall be included in Operating Expenses unless the Landlord is required to perform such maintenance or repair by reason of any act or omission of the Tenant or those for whom the Tenant is in law responsible, in which event, the Tenant shall be liable and responsible for the total cost of such maintenance and repairs, plus a sum equal to [REDACTED: AMOUNT] representing the Landlord’s supervision costs, together with interest at the Stipulated Rate from the date such costs are incurred, which amount shall be due and payable to the Landlord as Additional Rent upon demand. Notwithstanding the foregoing, charges will be assumed as follows when work is required to be undertaken, at the Landlord’s discretion: [REDACTED: THE PARTIES’ RESPONSIBILITIES FOR COSTS FOR WORK].

10.4	Landlord’s Right of Maintenance and Repair

All improvements, alterations, additions or repairs required to be made by or requested by the Tenant shall be carried out by Tenant, provided that Tenant may request that Landlord, carry out the such improvements, alternations, additions or repairs, in which event the Tenant shall pay for the cost of same and shall furthermore pay to the Landlord, as Additional Rent a supervisory fee equal to [REDACTED: PERCENTAGE] of such cost. In addition, the Tenant shall pay for the cost of all architectural, engineering and/or working drawings prepared to comply with the Tenant’s requirements, and in all events, the Tenant shall be required to use Landlord’s mechanical, electrical and plumbing contractors which shall be coordinated by the Landlord, at Tenant’s cost.

10.5	Right of Access

During the Term, the Landlord, its servants, employees and agents may enter the Leased Premises from time to time, [REDACTED: TIME PERIOD] prior written notice, or in the case of emergency, at any time, to examine the state of repair and order of the Leased Premises and the equipment, fixtures and improvements therein and to make such alterations, maintenance, repairs and replacements as the Landlord shall deem necessary acting reasonably for the safety or preservation or proper administration or improvement of the Leased Premises or of the Office Building and of the leasable premises adjoining the Leased Premises. The Landlord shall, subject to contractors’ availability, use its best commercial efforts to examine the Leased Premises or make such alterations, maintenance, repairs and replacements outside of the Tenant’s Normal Business Hours or at times mutually agreed with the Tenant. Any work that may affect potentially critical Tenant operation areas shall be discussed with the Tenant. All defaults of the Tenant to

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conduct any maintenance, repair or replacements found upon such examination shall, within [REDACTED: TIME PERIOD] after notice to the Tenant, be duly remedied by the Tenant, provided, however, that the Landlord may in accordance with Section 14.1, but shall not be obliged to, perform any such repairs, replacements or maintenance which the Landlord determines are necessary on an emergency basis without notice to the Tenant.

The Tenant acknowledges that the Landlord has installed and may in the future install or cause to be installed in the Leased Premises services and facilities (such as, without limitation, conduits, columns, pipes, wiring and duct work) which may serve other parts of the Office Building. The Tenant further acknowledges that the Landlord will have the right to do in the Leased Premises such work as is required in connection with the installation, maintenance, repair and replacement of such services and facilities, and the right to do in the Leased Premises such work as the Landlord deems necessary or appropriate to preserve or protect the Leased Premises or the Office Building, or as the Landlord may wish to perform in connection with any work being performed by the Landlord in adjoining or other premises in the Office Building provided that the Landlord shall, subject to contractors’ availability, use its best commercial efforts to perform any such work outside of Tenant’s Normal Business Hours and that any work that may affect potentially critical Tenant operation areas shall be discussed with the Tenant. The Tenant shall provide the Landlord and/or its contractors, or other persons designated by it in connection with the performance of any such work, with reasonable access to the Leased Premises for such purposes.

Except in the case of the Landlord’s gross negligence or willful misconduct, in no event shall the Landlord, its contractors, sub-contractors, agents, servants or employees be liable for any damage suffered by the Tenant or to the Leased Premises by reason of the foregoing entry, examination or work as provided for in this Section. Should Landlord perform any repairs, alterations, additions or improvements to the Leased Premises and/or Office Building, the Tenant shall permit same to be performed without being entitled to any indemnity or reduction in Rent or any damages or compensation therefore provided in any event that the Tenant retains access to and use of the Leased Premises.

10.6	Loss of Enjoyment

It is expressly understood that except in the case of Landlord’s gross negligence or willful misconduct, any loss of enjoyment of the Leased Premises resulting from repairs, replacements, maintenance, alterations or improvements, whether by the Landlord or the Tenant, shall not constitute grounds for the cancellation, termination or resiliation of this Lease, or for diminution of the Rent payable herein, or for a claim in damages, contractual or extra-contractual, provided that the Landlord will not intentionally perform or require any repairs, replacements, maintenance, alterations or improvements for the purpose of diminishing the peaceable enjoyment of the Tenant and shall, subject to contractors’ availability, use its commercially reasonable efforts to perform work to the Leased Premises outside of Tenant’s Normal Business Hours.

10.7	Corporate Identification

Throughout the Term of the Lease or any renewal(s) thereof, the Tenant shall be entitled to have [REDACTED: AMOUNT] name shown upon the directory board (or replacement thereof) of the Building, as well as directly on the board outside the elevators located on the Leased Premises’ floors or at the main entrance of the Leased Premises. The Landlord shall design the style of the identification and shall determine the number of spaces available on the directory board for each tenant. The directory board shall be located in an area designated, from time to time, in the main lobby of the Office Building. The initial installation of this identification shall be at Landlord’s expense, but any changes to such identification will be at Tenant’s expense.

10.8	Signs, Awnings and Canopies

The Tenant shall not paint, affix, display or cause to be painted, affixed or displayed any sign, picture, advertisement, notice, lettering or decoration on any part of the exterior of the Leased Premises or the Office Building without the prior written approval of the Landlord. Further, if the Landlord, acting reasonably, objects to any sign, picture, advertisement, notice, lettering or decoration which may be painted, affixed or displayed in any part of the interior of the Leased Premises and which is visible from the exterior thereof, the Tenant shall forthwith remove same at Tenant’s sole cost and expense. Subject to the foregoing, the Tenant shall erect and maintain an identification sign or signs of a type or types and in a location or locations specified in writing by the Landlord and in accordance with the Landlord’s sign policy for the Office

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Building. Any such sign shall remain the property of the Tenant, and shall be maintained by the Tenant at its sole cost and expense. At the expiration of the Term or earlier termination of this Lease, the Landlord (i) may require that, the Tenant shall remove any such sign from the Leased Premises at the Tenant’s expense and shall forthwith repair all damage caused by any such removal or (ii) may use any sign in which case the sign shall become the property of the Landlord without compensation to the Tenant. The Tenant’s obligation set out in this Section shall survive the expiration or earlier termination of this Lease.

10.9	Surrender of Leased Premises

At the expiration of the Term or earlier termination of this Lease, the Tenant will surrender the Leased Premises in the same condition in which the Leased Premises were upon delivery of possession thereof under this Lease, except for reasonable wear and tear and except for repair which is the responsibility of the Landlord hereunder and will surrender all keys for the Leased Premises to the Landlord at the place then fixed for the payment of Minimum Rent and will inform the Landlord of all combinations of locks, safes and vaults, if any, in the Leased Premises. The Tenant shall not remove any Leasehold Improvements made by it or by the Landlord to the Leased Premises either during or at the expiry or earlier termination of the Term.

However, if the Landlord so requests, the Tenant shall, at the expiration or earlier termination of this Lease, at its expense, remove all its property, network cabling, trade fixtures, telecommunication lines, and special equipment (such as vaults, raised floors, server room equipment, etc), and shall forthwith repair any damage to the Leased Premises or the Office Building caused by their installation or removal. The Tenant’s obligation set out in this Section will survive the expiration or earlier termination of this Lease. Should the Tenant, after having delivered vacant possession of the Leased Premises or remitted the key to the Leased Premises to the Landlord, leave in the Leased Premises any movable property including, without limitation any furniture, fixtures, equipment, furnishings, the Landlord will ipso facto, and without any notice, become the owner of said property without prejudice to the Landlord’s right to remove any such effects at the Tenant’s expense.

ARTICLE XI

INSURANCE AND LIABILITY

11.1	Tenant’s Insurance

Throughout the Term and at any other time the Tenant occupies all or any part of the Leased Premises, the Tenant shall, at its sole cost and expense, provide and keep in force:

11.1.1

commercial general liability insurance including, without limitation, broad form Tenant’s Legal Liability and Non-Owned Automobile Liability, with respect to all business carried on in or from the Leased Premises and the use and occupancy thereof for bodily injury, death and damage to property of others, in an amount of [REDACTED: AMOUNT] for each occurrence (which can be met by a combination of a primary coverage of [REDACTED: AMOUNT] and an umbrella coverage), with property damage deductibles not to exceed [REDACTED: AMOUNT]. The insurance will:

(i)	include Owners’ protective, personal injury, employers’ and blanket contractual liability coverages;

(ii)	provisions for cross-liability and separation of insureds together with occurrence property damage;

(iii)

contain a waiver of any subrogation rights that the insurer may have against the Landlord, the Owner, each Hypothecary Creditor and those for whom any of them is responsible in law and any person or entity managing the Office Building on behalf of the Landlord; and

(iv)	name the Landlord the property manager of the Office Building and its employees, agents and representatives as additional insured;

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11.1.2

all risks (including, without limitation, fire, flood, water damage, business interruption, sewer back-up and earthquake) property insurance on the contents of the Leased Premises as well as all property of every kind and description for which the Tenant is legally liable or installed by or on behalf of the Tenant at the Leased Premises with reasonable deductibles not to exceed [REDACTED: AMOUNT]. This insurance policy will:

(a)	name the Landlord as loss payee, as its interest may appear in regard to the Leasehold Improvements;

(b)

contain a waiver of any subrogation rights that the insurer may have against the Landlord, Owner or each Hypothecary Creditor and against those for whom any of them is responsible in law and any person or entity managing the Office Building on behalf of the Landlord; and

(c)	cover:

1.

all property owned by the Tenant or for which the Tenant is legally liable located anywhere within the Office Building, including any work provided for by Landlord for or on behalf of Tenant, but not limited to, Tenant’s Work and Leasehold Improvements for the full replacement cost (without depreciation) in each instance subject to a “Stated Amount” clause; and

2.	business interruption insurance on gross profits form with coverage equal to [REDACTED: PERCENTAGE] of anticipated net profit and insured standing charges for [REDACTED: TIME PERIOD];

11.1.3	any additional insurance as the Landlord, the Owner or any Hypothecary Creditor may reasonably require from time to time. Any such additional insurance shall:

(a)	name the Landlord, the Property Manager of the Office Building and its employees, agents and representatives as additional insured as its interest may appear; and

(b)

contain a waiver of any subrogation rights that the insurer may have against the Landlord, the Owner or each Hypothecary Creditor and against those for whom any of them is responsible in law and any person or entity managing the Office Building on behalf of the Landlord.

11.2	Insurance Policies

11.2.1

Tenant’s insurance policies shall be with a reputable insurer licensed to do business in Canada. The policies shall require [REDACTED: TIME PERIOD] written cancellation notice to Landlord sent by registered or certified mail to Landlord. Each policy of insurance maintained by Tenant is to be primary, non-contributing with and not in excess of any other insurance available to Landlord, the Owner or any Hypothecary Creditor. Tenant shall provide Landlord prior to the Commencement Date or early occupancy of the Leased Premises with a certificate of insurance in the form approved by Landlord of the required insurance coverage. With respect to any renewal of insurance, the Tenant shall provide annual evidence of any renewal of insurance (upon request by Landlord) within [REDACTED: TIME PERIOD] of the renewal, failing which Landlord may place insurance for Tenant at Tenant’s cost.

11.3	Compliance with Insurer’s Requirements

11.3.1

Tenant will pay to Landlord on demand any increase in the cost of Landlord’s insurance or in the overall cost of insuring the Office Building resulting from Tenant’s change in the use or occupation of the Leased Premises or by reason of any breach by Tenant of any of its obligations under this Lease. Tenant will rectify to Landlord’s insurers’ and the Office Building’s insurers’ satisfaction any situation within the Leased Premises which causes or may cause any insurance policy affecting the Leased Premises or any other part of the Office Building to be cancelled

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within the delay given by the insurer do so, failing which Landlord may terminate this Lease without prejudice to its other rights and recourses.

11.4	Landlord’s Insurance

11.4.1

Landlord shall maintain or cause to be maintained throughout the Term, commercial general liability insurance as well as “All Risks” Property insurance and Equipment Breakdown insurance and such other insurance as required by Landlord acting reasonably as an owner of a first-class office building. Landlord’s insurance policies shall be in amounts and be subject to other terms and conditions as required from time to time, by Landlord acting reasonably, as an owner of a first-class office building. The cost of insuring the Office Building shall be included in the Operating Costs. All property kept or stored on the Leased Premises shall be so kept and stored at the risk of the Tenant only and the Tenant shall indemnify the Landlord and save it harmless from and indemnify it against any claims resulting or arising out of any damages to the same, including, without limitation, any subrogation claims by the Tenant’s insurers.

11.5	Limitations on Landlord’s Liability

11.5.1	Tenant agrees that, notwithstanding any law to the contrary, the liability of the Landlord or its employees, agents and representatives shall be limited as follows:

11.5.2

The Landlord, its employees, agents and representatives shall not, except in the case of gross negligence or willful misconduct, be liable for any loss, damage, death or injury arising from or out of any occurrence in, upon, at or relating to the Office Building (to the fullest extent permitted by law), or damage to Leased Premises of the Tenant or of others located on the Leased Premises; nor shall any of them be responsible for any loss of or damage to any property of the Tenant or others from any cause whatsoever unless caused by the gross negligence or willful misconduct of Landlord, or by its employees, agent and representatives;

11.5.3

Without limiting the generality of the foregoing, the Landlord, its employees, agents and representatives shall not, except in the case of gross negligence or willful misconduct, be liable for any injury or damage to persons or property resulting from (a) fire, explosion, falling plaster, steam, gas, electricity, water, rain, flood, snow or leaks from any part of the Leased Premises or from the pipes, appliances, plumbing works, roof, sub-surfaces of any floor or ceiling or from the street or any other place or by dampness or by any other cause whatsoever, (b) any act or omission of any third party including, without limitation, other tenants or persons in the Office Building or occupants of property adjacent thereto or (c) the interruption or cessation of, or a failure in, the supply of any Utilities, whether supplied by the Landlord or others;

11.5.4

Without limiting the generality of the foregoing, where any damage to person or property is caused by the Landlord , its employees, agents or representatives, and is not due to their gross negligence or willful misconduct, and the loss is wholly or partly covered by insurance which the Tenant is either: (a) in fact maintaining; or (b) is required to maintain under the terms of this Lease, then to the extent the Landlord is liable for damage, and provided that damage was not caused by the gross negligence or willful misconduct of Landlord, its employees, agents, or representatives, the Tenant hereby releases the Landlord for any amount equal to the actual insurance proceeds Tenant receives in respect of such damage;

11.5.5

Without limiting the generality of the foregoing, except in case of gross negligence by Landlord, its employees, agents or representatives, the Landlord shall not be responsible to Tenant in excess of [REDACTED: AMOUNT] per occurrence, for any damage, loss or injury; and

11.5.6

The Landlord shall be bound to fulfill its obligations arising from this Lease, or otherwise related to the Office Building or the Leased Premises, only from Landlord’s right, title and interest in and to the Office Building, and the Tenant’s recourse in respect of any matter arising in respect of the Office Building, its occupancy of the Leased Premises or this Lease shall be restricted to Landlord’s right, title and interest in and to the Office Building.

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11.6	Indemnification of Landlord

Notwithstanding any other term, obligation and condition contained in this Lease, including, without limitation, the Landlord’s obligation to repair and the Tenant’s obligation to pay its Proportionate Share of the costs of insurance, the Tenant shall indemnify and save the Landlord harmless from and against any and all loss, claim, action, damage, liability and expense in connection with loss of life, personal injury, damage to property or any other loss or injury whatsoever arising from or out of this Lease, or any occurrence in, upon or at the Leased Premises, or the occupancy or use by the Tenant of the Leased Premises or any part thereof caused or occasioned wholly or in part by any act or omission of the Tenant or by anyone permitted to be on the Leased Premises by the Tenant or from or by any other cause or matter whatsoever other than the gross negligence or willful misconduct of the Landlord. Except in case of gross negligence and willful misconduct, if the Landlord should be made a party to any litigation commenced by or against the Tenant, then the Tenant shall protect, indemnify and hold the Landlord harmless and shall pay all costs and expenses and reasonable legal fees incurred or paid by the Landlord in connection with such litigation. The Tenant shall also pay all documented and reasonable costs, expenses and legal fees that may be incurred or paid by the Landlord in enforcing the terms, obligations and conditions of this Lease.

ARTICLE XII

DAMAGE AND DESTRUCTION AND EXPROPRIATION

12.1	Destruction of Leased Premises and Election to Terminate

In the event the Leased Premises are at any time during the Term substantially destroyed or damaged by fire or other cause or casualty and their use is rendered impossible or dangerous, and (i) the Leased Premises are unable to be rebuilt within [REDACTED: TIME PERIOD] following such destruction or damage, or (ii) available insurance proceeds are insufficient to repair the destruction or damage caused to the Office Building by such fire or other cause of casualty, the Landlord may by notice delivered to the Tenant within [REDACTED: TIME PERIOD] of such occurrence, terminate this Lease in which event the Terms and the tenancy hereby created and all of the Tenant’s rights herein shall expire upon delivery of such notice as though such date were the original expiry date of this Lease, without the Landlord being responsible for damages of any kind whatsoever, contractual or extra-contractual, or any other claim arising from such termination. Rent shall be due and payable only up to the date of the destruction or damage. In the event that the Landlord does not terminate the Lease, the Rent shall be suspended during the period commencing on the date of the occurrence and shall recommence at the earlier of the expiry of [REDACTED: TIME PERIOD] from receipt of the Landlord’s Notice (as defined below) or completion of Tenant Work, or the day when the Tenant first carries on business at the Leased Premises

If in the reasonable judgment of the Landlord, but subject to applicable laws, regulations, by-laws, ordinances or other decrees, the damage or destruction of the Leased Premises are repairable within [REDACTED: TIME PERIOD] following such damage or destruction, and the nature of the damages does not prevent the use of the Leased Premises for the purpose for which they were intended, then the Rent payable under the Lease shall abate in the proportion that the part of the Leased Premises rendered unfit for occupancy bears to the whole of the Leased Premises, from the date of the destruction or damage until the date determined pursuant to the last paragraph of this Section. The reconstruction and repair of the Leased Premises and the Office Building by Landlord shall not include any of the Tenant Work, which shall be the sole responsibility of the Tenant to be performed by it at its expense in accordance with all applicable provisions of this Lease, including, without limitation, Schedule “C”.

Upon the Tenant being notified in writing by the Landlord (the “Landlord’s Notice”) that the Landlord’s work pursuant to this Section 12.1 has been completed to an extent sufficient to permit the Tenant to commence the Tenant Work, the Tenant shall forthwith commence and thereafter proceed diligently to complete the Tenant Work (which Tenant Work shall include, without limitation, the reconstruction, repair and replacement of all of the Tenant Work stipulated in Schedule “C”) and all work required to fully restore the Leased Premises for business. The rent shall recommence at the earlier of the expiry of [REDACTED: TIME PERIOD] from receipt of the Landlord’s Notice hereinbefore referred to, or completion of Tenant Work or [REDACTED: TIME PERIOD]; notwithstanding the foregoing provisions of this paragraph, if the damage or destruction occurred during the [REDACTED: TIME PERIOD] of the Term, the Tenant may

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elect not to proceed with any such reconstruction, repair and replacement but the Lease shall nevertheless continue.

12.2	Destruction of Office Building and Election to Terminate

In the event that [REDACTED: PERCENTAGE] or more of the Gross Leasable Area of the Office Building is, at any time during the Term, destroyed or damaged by fire or other casualty, whether or not the Leased Premises are affected by such occurrence, the Landlord may, by written notice to the Tenant within [REDACTED: TIME PERIOD], terminate this Lease, in which event the Terms and the tenancy hereby created and all of the Tenant’s rights herein shall expire on the [REDACTED: TIME PERIOD] after such notice is given as though such date were the original expiry date of the Terms, without the Landlord being responsible for damages of any kind whatsoever, contractual or extra-contractual, or any other claim arising from such termination. Rent shall be due and payable without reduction or abatement subsequent to the destruction or damage and until the date of termination, unless there has been an abatement of rent pursuant to Section 12.1.

12.3	Election to Reconstruct and Subsequent Determination of Insufficiency of Insurance Proceeds

If the Landlord does not elect to terminate this Lease pursuant to the provisions of Section 12.1 or 12.2 further to any damage or destruction, the Landlord shall reconstruct or repair the Office Building after having received the insurance proceeds in respect of such damage or destruction. In the event that at any time after the occurrence of the damage and destruction it is reasonably determined that available insurance proceeds are or will be insufficient to repair the destruction or damage caused to the Office Building by such fire or other cause of casualty, the Landlord shall, within [REDACTED: TIME PERIOD] of such determination, elect upon written notice to the Tenant to either (a) [REDACTED: RECOURSES OF LANDLORD].

12.4	Lease in Force

Notwithstanding anything to the contrary contained in the Civil Code, and except as may otherwise be provided in this Article XII, this Lease shall continue to be and remain in full force and effect upon the occurrence of any damage or destruction to the Office Building and/or the Leased Premises or any part(s) thereof as contemplated in this Article XII.

12.5	Rebuilding

It is expressly understood that all repair and rebuilding by the Landlord under any provision of this Article XII may be carried out by the Landlord, as the Landlord, in its discretion, determines and, without limiting the generality of the foregoing, in no event shall the Landlord be bound to repair or rebuild the Leased Premises or the Office Building to their original form, specification or dimension, and in no event shall the Landlord be required to perform any repair or reconstruction unless the Landlord actually receives proceeds of insurance sufficient to pay the cost of such work.

12.6	Architect’s Certificate

The certificate of an Architect named from time to time addressed to each party shall, unless shown to be erroneous in any material respect, bind the parties as to:

(a)	the percentage of the Gross Leasable Area of the Leased Premises or the Gross Leasable Area of the Office Building, as the case may be, damaged or destroyed;

(b)	whether or not the Leased Premises are rendered untenantable and the percentage of the Leased Premises rendered untenantable;

(c)	the date upon which either the Landlord’s or Tenant’s work of reconstruction or repair is completed or substantially completed and the date when the Leased Premises are rendered tenantable; and

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(d)	the state of completion of any work of the Landlord or the Tenant.

12.7	Expropriation

Both the Landlord and the Tenant agree to reasonably cooperate with each other in respect of any expropriation of all or any part of the Leased Premises or any other part of the Office Building, so that each may receive the maximum award to which each is entitled by law. If and to the extent that any portion of the Office Building other than the Leased Premises is expropriated, then the full proceeds accruing therefrom or awarded as a result thereof shall belong solely to the Landlord, and the Tenant will abandon or assign to the Landlord any rights which the Tenant may have or acquire by operation of law to such proceeds or award, and will execute such documents as in the reasonable opinion of the Landlord are or may be necessary to give effect to this intention.

In the event that the whole or any part of the Office Building is condemned, reserved, expropriated or taken or acquired in any manner for any public or quasi-public use or purpose, rendering in the sole opinion of the Landlord the operation of the Office Building or the operation of that part of the Office Building containing the Leased Premises, no longer practical, then the Landlord may, at its option, terminate this Lease by giving notice to the Tenant, to the effect that the Term shall expire upon the date of the taking of possession by the expropriating authority and, in the event of such expiration, the Tenant shall have no claim against the Landlord for any reason whatsoever. The Landlord and the Tenant hereby reserve all right to claim damages against the expropriating authority. The Tenant agrees that the Landlord shall have no obligation to contest any expropriation proceedings.

ARTICLE XIII

SUB-LET AND ASSIGNMENT

13.1	Consent to Sub-let or Assign

13.1.1

Notwithstanding any law, usage or custom to the contrary, including without limitation, Article 1871 of the Civil Code, the Tenant shall not effect or permit any Transfer without conforming to the terms of this Article XIII, and in any event without the prior written consent of the Landlord, which consent shall not be unreasonably withheld. The consent of the Landlord to any Transfer shall not constitute a waiver of this Article and shall not be deemed to permit any further Transfer. As a condition precedent to any Transfer, the Tenant shall indicate, in writing, to the Landlord the proposed Transferee and provide such other information as the Landlord may request, including, without limitation, information concerning the principals thereof and such other financial or business information as the Landlord may request, and the specific terms and conditions of such proposed Transfer, including a specific confirmation that the use of the Leased Premises will in no way be changed. Notwithstanding the foregoing, it is understood that the Tenant shall be entitled to encumber the Lease in favour of Tenant’s secured lender as a first ranking hypothec on the universality of Tenant’s movable property and rights (the “First Ranking Hypothec”) without abiding by the terms of this Article 13. Any encumbrance subsequent to the First Ranking Hypothec of this Lease shall abide by all the terms and conditions provided in this Article 13 and shall be deemed as a Transfer.

13.1.2

Without limiting or restricting, in any manner whatsoever, the Landlord’s right to refuse its consent on other reasonable grounds (and subject to the Landlord’s right to terminate this Lease in preference to granting or refusing its consent as provided for in Section 13.4.3), it is expressly understood and agreed that the refusal by the Landlord to grant its consent shall be deemed reasonable where:

(a)	the Tenant is in default under this Lease;

(b)	where the use of the Leased Premises would be changed or would be in violation of Article IX;

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(c)

where the Transferee is then a tenant or other occupant of premises in the Office Building and the Landlord has or will have during the next ensuing six (6) months suitable space for rent in the Office Building;

(d)

where the Transferee is not, in the Landlord’s sole reasonable discretion and determination, satisfactory to the Landlord as regards financial standing, reputation, business experience or type and quality of business to be carried on;

(e)

where the proposed Transfer is in connection with a part only of the Leased Premises or is for a total sub-rental which is less than the total of Minimum Rent and Additional Rent payable by the Tenant;

(f)

where the Landlord would be in default under the provisions of any other lease, offer to lease or other agreement with a third party (including without limitation any Hypothecary Creditor) if it grants its consent.

13.1.3

None of the following will constitute a waiver of any obligation of the Tenant to obtain consent to any Transfer, nor will any of the foregoing be construed as constituting a consent to the proposed Transfer.

(a)	any occupation of all or any part of the Leased Premises by any proposed Transferee or the Landlord’s tolerance thereof;

(b)	the payment of Minimum Rent or Additional Rent or other amounts by any proposed Transferee to the Landlord or the Landlord’s acceptance of such amounts; or

(c)	the consent to any previous Transfer.

13.1.4

Whether or not the Landlord consents to any Transfer, it may collect the Minimum Rent or Additional Rent or other amounts from any Transferee or proposed Transferee and apply the net amount collected to the Minimum Rent and Additional Rent payable under this Lease, without in any manner prejudicing any of its rights under this Lease, including, without limitation, those contained in this Article XIII.

13.1.5

Notwithstanding Section 13.1.1, the Tenant may, without the Landlord’s prior written approval, assign this Lease to a Permitted Transferee (as defined below) upon simple written notice to the Landlord of [REDACTED: TIME PERIOD] prior to the effective date of the assignment. The Tenant and each assignee and Permitted Transferee will remain solidarily liable for the obligations of the Tenant pursuant to the Lease, without benefit of division, discussion and subrogation.

13.1.6	Landlord hereby agrees that Tenant may, without the Landlord’s prior consent and approval, effect a Transfer of this Lease to any of the following:

(a)	an Affiliate of the Tenant;

(b)	the purchaser of the majority of the Tenant’s assets; or

(c)	any entity resulting from an amalgamation, arrangement, merger or corporate reorganization involving the Tenant;

(each a “Permitted Transferee”), provided that the required [REDACTED: TIME PERIOD] prior written notice was duly delivered to Landlord.

13.2	Tenant Partnership

If a Permitted Transferee or Transferee shall be a partnership, it shall be a condition of consent to any transfer to such partnership that every person who is a member of such partnership, and each person who

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becomes a member of such partnership or of any successor partnership hereafter, will be personally and solidarily liable under the Lease, renounce to the benefits of division and discussion. If the Landlord so requires, each person who is a member of such partnership or who becomes a member of same or who is or becomes a member of any successor partnership, shall sign in favour of the Landlord a form of personal guaranty or undertaking in form and substance satisfactory to the Landlord. The Permitted Transferee or Transferee, as the case may be, shall further agree to provide to the Landlord on demand and, in any event, on an annual basis the names and addresses of all members of such partnership before the Landlord can consent to such Transfer.

13.3	No Advertising

The Tenant shall not print, publish, post, mail, broadcast or otherwise advertise or offer the whole or any part of the Leased Premises for purposes of Transfer and shall not permit any broker or other person to do so unless the complete text and format of any notice, advertisement or offer shall have first been approved in writing by the Landlord. Without in any way restricting or limiting the Landlord’s right to refuse any text and format on other grounds, no text and format proposed by the Tenant shall contain any reference to the rental rate for the Leased Premises.

13.4	Landlord’s Option

The Landlord shall have a period of [REDACTED: TIME PERIOD] and this despite the [REDACTED: TIME PERIOD] delay provided for in the Civil Code, from receipt by it of the request for its consent and all information which it has requested to:

13.4.1	consent;

13.4.2	refuse its consent and provide reason(s) for such refusal; or

13.4.3

terminate this Lease (or in the case of a Transfer affecting part of the Leased Premises, it elects to terminate the Lease in respect of the part of the Leased Premises for which the Transfer is requested) in lieu of consenting or refusing its consent, without having to justify its election to terminate upon reasonable or other grounds.

If the Landlord does not advise the Tenant of its decision within such [REDACTED: TIME PERIOD], the Landlord shall be deemed to have refused to give its consent to such Transfer.

If the Landlord exercises the right to terminate the Lease, then the Tenant will have the right to withdraw the request for consent within [REDACTED: TIME PERIOD] of receipt of Landlord’s notice, failing which the Lease will terminate at the end of the month in which the [REDACTED: TIME PERIOD] notice period expires or at such later date (not later than the date indicated by the Tenant to the Landlord as the proposed effective date of the Transfer) as the Landlord shall designate to the Tenant and Tenant shall have no further obligations under the Lease. In addition, upon such termination, Landlord shall return to Tenant so much of the deposit as then remains unappropriated by Landlord or the Letter of Credit shall be returned to Tenant (without interest). If the Landlord consents, the Tenant shall have a delay of [REDACTED: TIME PERIOD] commencing from receipt of such consent to complete the Transfer on the terms and conditions indicated to the Landlord. If the Tenant fails to complete the Transfer within such delay of [REDACTED: TIME PERIOD], the Landlord’s consent shall be deemed null and void and the Tenant shall not effect or permit any Transfer without again conforming to the provisions of this Article XIII.

13.5	Solidary Liability

Notwithstanding Article 1873 of the Civil Code or any other legislation to the same or similar effect, the Transferor shall remain solidarily liable with the Transferee (including a Permitted Transferee) for the due fulfillment of all of obligations of the Tenant pursuant to this Lease, notwithstanding any subsequent Transfer. The Tenant shall not be released from performing any of the terms, obligations and conditions of this Lease, the Tenant hereby waiving the benefits of division, discussion and, to the extent permitted by law, subrogation. If this Lease is repudiated, disclaimed or terminated in connection with or as a result of the bankruptcy or insolvency of any Transferee (including a Permitted Transferee), the original Tenant, or any Transferee, as the case may be, upon notice from the Landlord given within [REDACTED: TIME

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PERIOD] of such repudiation, disclaimer or termination, will enter into a lease with the Landlord for a term expiring on the date this Lease would have expired but for the repudiation, disclaimer or termination, upon the terms and conditions which would have applied during the remainder of the Term had this Lease not been repudiated, disclaimed or terminated.

13.6	Letter of Credit

The Letter of Credit will remain held by the Landlord pursuant to Section 18.12 as security for the performance by the Transferee of its obligations under this Lease.

13.7	Liability to Landlord

No assignment, transfer or sub-let shall be permitted unless the Transferee shall have expressly agreed to be bound directly towards the Landlord for the due fulfillment of all of the Tenant’s obligations under this Lease; provided, however, that the execution of such agreement by the Transferee shall not in any way relieve the Transferor from any of its obligations pursuant to this Lease. The Transferor and the Transferee will execute such documentation to confirm the preceding sentence and Section 13.5 as Landlord requires. At the Landlord’s option, the Transferee will enter into a new lease with the Landlord on the same terms and conditions as this Lease except that the Leased Premises will be delivered as is, the term will be the unexpired portion of the Term and no inducements, rent free periods, loans or other incentives given to the Tenant will be made or given to the Transferee. The Transferor will guarantee the obligations of the “Tenant” under the new lease.

If Landlord consents to a sublease, all sub-rentals and similar amounts payable by a subtenant or other person to the Tenant are hereby irrevocably and unconditionally assigned to the Landlord such that the subtenant or other person will pay all such sums directly to the Landlord and the amounts so paid will be credited against the Tenant’s monetary obligations under this Lease. In no event will this assignment or any dealings with the subtenant or other person have the effect of releasing the Tenant from any of its obligations under this Lease. Furthermore, it is understood that if Landlord does not collect any sub-rentals or other amounts from any subtenant or other person the Tenant will have no claim or defense against the Landlord in any manner whatsoever.

13.8	Landlord Expenses

The Landlord shall be entitled to be reimbursed for all documented and reasonable legal costs and expenses it incurs resulting from a Transfer, whether or not it consents thereto and notwithstanding the exercise by it of its right to terminate this Lease pursuant to Section 13.4 up to a maximum amount of [REDACTED: AMOUNT] per Transfer request. The cost of preparing, negotiating and executing any document in respect of any assignment, transfer or sublease, and, if applicable, any new lease Landlord requires to be executed pursuant to Section 13.7 will be borne exclusively by Tenant but up to a maximum amount of [REDACTED: AMOUNT]. The Landlord will advise the Tenant of the amount of such expenses at the time it notifies the Tenant as to whether or not it is granting its consent, and such amount shall be due and payable on the day which is [REDACTED: TIME PERIOD] following delivery of the Landlord’s notice. If the Landlord consents, the consent will not be effective until such time as the amount payable to the Landlord under this Section 13.8 has been paid.

13.9	No Termination

No Transfer will cause the cancellation or termination of this Lease, which shall remain in full force and effect unless explicitly stated to the contrary by the Landlord.

13.10	Assignment by Landlord

The Landlord shall have the right at all times, without restriction, to transfer, assign or otherwise alienate the whole or any part of its rights and interests in respect of the Office Building, the Lease and the Landlord shall be released of all obligations and liability with respect to the Lease, solely to the extent the assignee of the Landlord’s rights and interests agrees to assume such obligations.

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ARTICLE XIV

CERTAIN RIGHTS OF LANDLORD

14.1	Right of Landlord to Perform Tenant’s Covenants on Default

The Landlord may take such action as it deems appropriate in order to remedy any failure by the Tenant to perform any of its obligations under this Lease which is not cured within [REDACTED: TIME PERIOD] after notice (except that no notice will be required in the case of any emergency) by the Landlord requiring that the failure be remedied. The exercise by Landlord of its rights under this Section 14.1 will not prejudice or limit any other right or remedy it may have, including its rights and remedies under Article XV. All documented and reasonable costs and expenses incurred by the Landlord to remedy the Tenant’s default, plus an administration fee equal to [REDACTED: PERCENTAGE] of such costs and expenses, together with interest thereon at the Stipulated Rate from the date the cost is incurred by the Landlord, will be payable by the Tenant on demand.

14.2	Right of Entry

The Landlord and its agents have the right to enter the Leased Premises at all reasonable times upon [REDACTED: TIME PERIOD] prior notice to Tenant, to show them to prospective purchasers, lessees, Hypothecary Creditors, insurers or their representatives. During the [REDACTED: TIME PERIOD] prior to the expiration of the Term, the Landlord may, upon [REDACTED: TIME PERIOD] prior notice to Tenant, show the Leased Premises and place the usual notice “For Rent” or “For Sale” at any time which the Tenant shall tolerate, without damaging same.

ARTICLE XV

DEFAULT AND TERMINATION

15.1	Events of Default

It is hereby understood and agreed by the Tenant that, except where specifically otherwise mentioned herein, the sole lapse of time shall be considered a default without the necessity of any mise-en-demeure or written notice on the part of the Landlord, the timely fulfillment of the obligations of the Tenant being of the essence herein. If a delay is granted, the sole expiration of the delay shall be a default without the necessity of any further notification. Each of the following events (hereinafter called an “Event of Default”) shall be a default hereunder by the Tenant and a breach of this Lease:

15.1.1

if the Tenant fails to pay Minimum Rent, Additional Rent or any other sum payable pursuant to this Lease as and when the same become payable and such failure is not remedied within [REDACTED: TIME PERIOD] of a written notice of Landlord; or

15.1.2

if, during the Term, any of the goods or movable effects on the Leased Premises are seized or taken in execution or attachment by any creditor of the Tenant, pursuant to a judgment rendered against the Tenant, or pursuant to this Lease (in the event of a seizure before judgment it shall be considered an Event of Default under the present Article if a mainlevée of the seizure is not obtained within [REDACTED: TIME PERIOD] of the seizure being practised); or

15.1.3	if a writ of execution is issued against the goods or property of the Tenant or against this Lease; or

15.1.4

if the Tenant files any proposal or makes any assignment for the benefit of creditors or any arrangement or compromise or becomes bankrupt or insolvent or takes the benefit of or becomes subject to any legislation that may be in force relating to bankrupt or insolvent debtors; or

15.1.5

if any application or petition or certificate or order is made or granted for the winding-up or dissolution or liquidation of the Tenant or its assets, voluntarily or otherwise and is not dismissed, discharged or vacated within [REDACTED: TIME PERIOD]; or

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15.1.6	if the Tenant or any agent or mandatory of the Tenant falsifies any report required to be furnished to the Landlord pursuant to this Lease; or

15.1.7

if any insurance policy insuring the Office Building or the Landlord or tenants of the Office Building is cancelled or threatened to be cancelled by reason of the use and occupation of the Leased Premises or any part thereof; or

15.1.8	if a Transfer occurs except in a manner permitted by this Lease; or

15.1.9

if any hypothec or other encumbrance is registered against the Leased Premises or the Office Building by reason of any act or omission of the Tenant and is not discharged or radiated within [REDACTED: TIME PERIOD] of written notice of such default from the Landlord; or

15.1.10	if a receiver or a sequestrator is appointed for all or any portion of the Tenant’s property; or

15.1.11

if the Tenant fails to observe and perform any other term, condition or obligation of this Lease and such failure is not cured within [REDACTED: TIME PERIOD] of written notice of such default from the Landlord; or

15.1.12	if any guarantee of this Lease or of any ancillary contract is terminated for any reason whatsoever (including death); or

15.1.13

if any preliminary measure is taken or instituted for the exercise of secured or hypothecary rights against or in respect of this Lease, the Tenant, any guarantor of the Tenant’s obligations pursuant to this Lease or any of the Tenant’s or any such guarantor’s assets or property, including, without limiting the foregoing, any preliminary measure taken or instituted by the sending of a notice of intention to enforce security pursuant to the Bankruptcy Act or the filing and/or registration of a notice to exercise a hypothecary right pursuant to the Civil Code or any other legislation of similar effect and is not dismissed, discharged or vacated within [REDACTED: TIME PERIOD].

After the occurrence of an Event of Default that is continuing, this Lease may, at the discretion of the Landlord, be terminated, without prejudice to the right of the Landlord to recover the rents due and to become due under this Lease. If the Landlord at any time terminates this Lease by reason of the occurrence of an Event of Default, then the equivalent of [REDACTED: AMOUNT] will immediately become due and payable as accelerated rent, and the Landlord may, in addition to any other remedies it may have hereunder or by law, recover from the Tenant all damages and all expenses it may incur or suffer by reason thereof, including, without limitation, documented and reasonable legal fees, legal costs and the cost of repossessing the Leased Premises. The Tenant shall also pay all documented and reasonable costs, expenses and all legal fees (judicial and extra-judicial) which may be calculated on an hourly basis that may be incurred or paid by the Landlord to its counsel in enforcing the terms, obligations and conditions of this Lease. Notwithstanding Article 1883 of the Civil Code, the Tenant will not have any right to prevent the termination or resiliation of this Lease by remedying a default or defaults subsequent to the institution of legal proceedings.

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15.2	Re-entry

Intentionally Deleted.

15.3	Right to Re-let

If the Landlord elects to repossess the Leased Premises as herein provided, or if it takes possession pursuant to legal proceedings, or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to re-let the Leased Premises, and re-let the Leased Premises or any part thereof, in the name of the Landlord for a term or terms which may, if the Landlord chooses, be equal to or greater than the balance of the Term and at such rent and upon such other terms and conditions as the Landlord, in its sole discretion, deems advisable, and the Landlord may grant reasonable concessions in connection therewith. Upon each such re-letting all rent received by the Landlord from such re-letting shall be applied firstly to the payment of any indebtedness, other than rent, due hereunder from the Tenant to the Landlord, secondly to the payment of any costs and expenses of such re-letting, including legal costs, legal fees and brokerage fees and the expenses of keeping the Leased Premises in good order and of preparing the Leased Premises for re-letting, thirdly to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by the Landlord and applied in payment of future rent as the same becomes due and payable hereunder. If such rentals received from such re-letting during any month be less than that paid during that month by the Tenant, the Tenant shall pay such deficiency to the Landlord. Such deficiency shall be calculated and paid monthly. No such taking possession of the Leased Premises by the Landlord shall constitute an election on its part to terminate this Lease unless a written notice of such intention in accordance with the present Section is given to the Tenant. Notwithstanding any re-letting, without termination, in accordance with the present Section, the Landlord may, at any time thereafter, elect to terminate this Lease for a previous Event of Default.

15.4	Application of Moneys

All payments by the Tenant under the terms of this Lease, whether in respect of Minimum Rent or Additional Rent, may be applied or allocated by the Landlord towards the payment of any other amounts due and payable by the Tenant to the Landlord at the date of such payment, irrespective of the purpose for which such payment by the Tenant was effected, the whole in such manner as the Landlord, in its sole discretion, sees fit.

15.5	Remedies of Landlord

Should the Tenant in any way fail to observe any of its obligations under this Lease, Landlord shall be entitled, without prejudice to any and all other rights and recourses hereunder, to immediate injunctive relief in order to force the Tenant to abide by the present Article IX or to prevent the Tenant from breaching same. The foregoing in no way restricts the right to specific performance for any other default of the Tenant mentioned elsewhere in this Lease.

15.6	Remedies Generally

Any mention in this Lease of any particular remedy or remedies of the Landlord in respect of any default by the Tenant shall not preclude the Landlord from any other remedy in respect thereof, including the right to specific performance of any obligation of the Tenant under this Lease. No remedy shall be exclusive or dependent upon any other remedy, but the Landlord may, from time to time, exercise any one or more of such remedies simultaneously or in combination, such remedies being cumulative and not alternative.

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ARTICLE XVI

SUBORDINATION, ATTORNMENT AND STATUS STATEMENT BY TENANT

16.1	Subordination and Attornment by Tenant to Hypothecary Creditor

This Lease and all of the Tenant’s rights hereunder shall at all times be subject to and subordinate to the rights of each Hypothecary Creditor. The Tenant shall, upon demand, subordinate this Lease and all of its rights hereunder to the rights of each Hypothecary Creditor, in such form as the Landlord may require. Whenever and under whatsoever circumstances ownership of the Office Building changes, the Tenant shall attorn to and become the tenant of the new owner of the Office Building as if such new owner were the Landlord under this Lease and the obligations and liabilities of the Landlord hereunder shall then, ipso facto, cease and terminate.

16.2	Status Statement (Estoppel Certificate)

At any time during the Term and within [REDACTED: TIME PERIOD] of the Landlord’s request therefore, the Tenant shall execute and deliver, as directed by and in the form prepared by the Landlord, to any person, a certificate or status statement certifying among such other things as the Landlord or such person may require:

16.2.1	that this Lease has been validly executed and delivered by the Tenant pursuant to due corporate action properly taken by it;

16.2.2	that this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease is in full force and effect, as modified and identifying the modification agreements;

16.2.3	the Commencement Date and the termination date;

16.2.4	the date to which Minimum Rent and Additional Rent have been paid;

16.2.5	that there is no other existing or alleged default by either party under this Lease or if there is any such default, specifying the nature and extent thereof;

16.2.6	that no rent has been paid more than [REDACTED: TIME PERIOD] in advance of its due date;

16.2.7	that the Tenant has accepted and is in possession of and is occupying the Leased Premises; and

16.2.8	that the Base Building Work and any Initial Tenant Work to be performed by the Landlord has been completed to the satisfaction of the Tenant.

16.3	Non-Disturbance Agreement

Upon written request of the Tenant, the Landlord shall, at the Tenant’s cost and expense, use reasonable commercial efforts to provide a non-disturbance agreement from any Hypothecary Creditor that has an hypothec registered against the Office Building prior to the Lease.

ARTICLE XVII

SUSTAINABILITY UNDERTAKINGS

17.1	Sustainability Undertakings

17.1.1	The Landlord and the Tenant agree that it is in their mutual interest that the Office Building, be operated and maintained in a fiscally prudent and sustainable manner;

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17.1.2	Tenant shall co-operate and support Landlord’s reasonable and commercial efforts to operate and maintain the Office Building in an effort to minimize:

(i)	direct and indirect energy consumption;

(ii)	water consumption; and

(iii)	materials entering the waste stream as well as to cause all construction within the Office Building be undertaken in a fiscally prudent and sustainable manner.

ARTICLE XVIII

MISCELLANEOUS

18.1	Rules and Regulations

The Landlord shall have the right to make and promulgate Rules and Regulations with respect to the use and occupancy of the Leased Premises, the Office Building, the Common Areas and Facilities and such other buildings, structures and improvements as are contained within the Office Building and, without limitation, Rules and Regulations concerning the movement of traffic, deliveries of merchandise and garbage disposal, and such Rules and Regulations and amendments and supplements thereto shall form a part of this Lease and are and shall be binding upon the Tenant. The Tenant covenants to comply with all Rules and Regulations and amendments and supplements, and a failure by the Tenant to comply with them will constitute a breach of this Lease in a manner as if they were contained in this Lease as covenants. Notice of the Rules and Regulations and amendments and supplements, if any, will be given to the Tenant by the Landlord. The Landlord shall not be liable towards the Tenant for damages resulting from any amendment of the Rules and Regulations or from the failure by other tenants in the Office Building to comply with the Rules and Regulations nor the conditions of their leases and the Landlord shall have no obligation whatsoever to enforce the Rules and Regulations nor the conditions of their leases against any of the other tenants of the Office Building, but Landlord shall not enforce the Rules and Regulations in a discriminatory manner against Tenant as opposed to other tenants of the Office Building.

18.2	Time of Essence

Time shall be of the essence of this Lease and of all of the agreements, obligations and delays contained herein. Without limitation, the mere expiry of a delay for the curing of a default under Article XV shall be deemed to constitute a putting in default of the Tenant without further notice or delay to cure.

18.3	Schedules

Schedules A, B, B-1, C, C-1, C-2, D, D-1, E, F, G, H, I, J and K attached hereto and initialed for purposes of identification are included in and form an integral part of this Lease.

18.4	Entire Agreement

This Lease together with the Schedules referred to herein and the Rules and Regulations adopted and promulgated by the Landlord pursuant to the provisions hereof set forth the entire agreement and understanding between the parties concerning the Leased Premises, and the Tenant acknowledges that there have been no promises, representations, agreements, conditions or understandings, either oral or written, express or implied, collateral or otherwise, between the Landlord and the Tenant other than as herein set forth. The Lease replaces and supersedes any offer to lease or other prior agreements, whether written or oral. Except as otherwise expressly provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon the Landlord or the Tenant unless in writing and duly signed by the Tenant and the Landlord.

18.5	Waiver by Landlord

The waiver by the Landlord of any breach of any term, obligation or condition herein contained is not deemed to be a waiver of such term, obligation or condition or of a subsequent breach of the same or of any other term, obligation or condition herein contained. The subsequent acceptance of rent by the Landlord

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will not be deemed to be a waiver of any preceding breach by the Tenant of any term, obligation or condition of this Lease, regardless of the Landlord’s knowledge of the preceding breach at the time of acceptance of the rent. No obligation, term or condition of this Lease will be deemed to have been waived by the Landlord unless the waiver is in writing, signed by the Landlord.

18.6	No Partnership

The Landlord shall not, in any way, or for any purpose, become a partner of the Tenant in the conduct of its business or otherwise, or a joint venturer or a member of a joint enterprise with the Tenant. No acts of the parties hereto shall create a relationship between the parties other than that of landlord and tenant.

18.7	Force Majeure

Notwithstanding anything to the contrary contained in this Lease, if either party hereto is bona fide delayed or hindered in, or prevented from, the performance of any term, obligation or act, including the performance of work, required hereunder by reason of strike, lock-out, , inability to procure materials, failure of power, laws, regulations, ministerial decrees or orders having the force of law, riot, insurrection, war, epidemic, pandemic, Health Emergency (as defined below), act of God or other reason of a like nature that is beyond the control of the party delayed, hindered or prevented, then performance will be excused for the duration of the delay, hindrance or prevention and the period for the performance of the act will be extended accordingly. Neither the provisions of this Section 18.7, nor the provisions in the Civil Code of Québec related to force majeure, cancel or postpone or delay the due date of any payment to be made by the Tenant hereunder, or operate to excuse the Tenant from the payment of Minimum Rent, Additional Rent or other payments required by the terms of this Lease; the Tenant assumes the risk of force majeure in this respect. The delay granted by this Section18.7 does not have effect of extending the Term beyond the expiry date stated in Section C(ii) of the Preamble.

For the purposes hereof, the term “Health Emergency” shall mean any state of health emergency declared by means of a directive, bulletin, notice or any other form of communication from a public health authority or other competent authority that there is a danger to the public of contracting disease, viruses (including, without limitation, COVID-19) or other biological or physical agents, or any other situation that may adversely affect human health.

18.8	Notice

Any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be in writing and shall be delivered in person or sent by registered mail postage prepaid or by telecopy and shall be addressed:

18.8.1	if to the Landlord: at the address set forth in Section H of the Preamble; and

18.8.2	if to the Tenant: at the Leased Premises or, at the Landlord’s option, to the Tenant’s head office at the address set forth in Section H of the Preamble.

Any such notice, demand, request or other instrument shall be conclusively deemed to have been given or made on the day upon which such notice, demand, request or other instrument was delivered or, if mailed, then on the [REDACTED: TIME PERIOD] following the date of mailing (provided at such time no postal strike is in progress or has been publicly announced), or, if sent by telecopy, on the date of transmission unless transmission occurs after 5:00 p.m. in the jurisdiction of the addressee or on a day which is not a business day in the jurisdiction of the addressee, in which event such notice shall be conclusively deemed to have been given and made on the first following business day in the jurisdiction of the addressee. Either party may at any time give notice to the other of any change of address of the party giving such notice and from and after the giving of such the address therein specified is deemed to be the address of such party for the giving of notices hereunder.

18.9	Governing Law and Severability

This Lease will be interpreted and governed by the laws of the Province of Quebec. If for any reason whatsoever any provision or any part of any provision of this Lease, or the application thereof to any person or circumstance, is to any extent held or rendered invalid, unenforceable or illegal, then such provision or

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part in question shall be deemed to be independent, severable and divisible from the remainder of the Lease and its invalidity, unenforceability or illegality shall not affect, impair or invalidate the remainder of the Lease or any part thereof. In the event of a dispute, the Parties agree to submit to the jurisdiction of the Courts of the province of Quebec, district of Montreal.

18.10	Registration

The Tenant hereby agrees not to register this Lease without the prior written consent of the Landlord; only a notice of this Lease prepared at the Tenant’s expense and which shall only include the information provided in Article 2999.1 of the Civil Code of Québec, may, at the written request of the Tenant and then only after receiving the prior written consent of the Landlord to such notice (which consent shall not be unreasonably withheld or delayed), be registered. Upon the termination of this Lease, the Tenant shall cancel at its expense the registration of such notice of lease, the Tenant hereby expressly and irrevocably appointing the Landlord as attorney for the Tenant with full power and authority to cancel such registration and to execute and deliver in the name of the Tenant any instruments or certificates required for such purpose.

18.11	Successors and Assigns

All rights and obligations herein granted to or imposed upon the respective parties hereto extend to and bind the successors and assigns of the Landlord and the heirs, executors, administrators and permitted successors and assigns of the Tenant, as the case may be. No right, however, shall enure to the benefit of any assignee or successor of the Tenant unless such successor or the assignment to such assignee is to a Permitted Transferee or has been approved by the Landlord in writing as provided in Article XIII of these presents.

18.12	Letter of Credit

Concurrently with the execution of this Lease, the Tenant shall remit an irrevocable letter of credit in a form acceptable to the Landlord acting reasonably, issued by a Canadian chartered bank or other Canadian financial institution of good financial standing acceptable to Landlord, in the amount of [REDACTED: AMOUNT], as security for the due performance by the Tenant of all the terms, obligations and conditions herein to be paid by the Tenant, as follows:

18.12.1	[REDACTED: TERMS AND CONDITIONS RELATING TO LETTER OF CREDIT]

18.13	Guarantee

Intentionally deleted

18.14	Waiver by Tenant

Except as otherwise expressly provided for in this Lease, the Tenant hereby waives any legal right to compensation for sums which it may owe under this Lease as well as any right to claim sums presently owing to the Tenant or which may become owing to the Tenant by the Landlord, as well as any right to cancellation, reduction or retention of rent and the Tenant agrees to pay the rent as well as any sum due under this Lease, notwithstanding the existence of one or several claims which the Tenant may have against the Landlord. Without limiting the generality of the foregoing, the Tenant also hereby waives any rights the Tenant may have in virtue of the second paragraph of Article 1854, Article 1859, Article 1861, Article 1862, Article 1863, the second and third paragraphs of Article 1865, Article 1868, the second paragraph of Article 1871 and Article 1883 of the Civil Code, or any other legislation with the same or similar effect.

18.15	Peaceable Enjoyment

So long as the Tenant pays the Minimum Rent, Additional Rent and other sums herein provided, and observes and performs all of the terms, obligations and conditions on the Tenant’s part to be observed and performed under this Lease, the Tenant shall have peaceable enjoyment of the Leased Premises during the Term, without hindrance or interruption by the Landlord or any other person lawfully claiming by, through or under the Landlord, subject, nevertheless, to the terms, obligations and conditions of this Lease.

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18.16	Interest on Overdue Payments

The Tenant shall pay to the Landlord interest on all overdue Minimum Rent and Additional Rent at a per annum aggregate rate equal to [REDACTED: CALCULATION OF INTEREST].

18.17	Brokerage Commission

The Tenant hereby warrants and represents that it has not dealt with any broker or agent in connection with this Lease or the transaction contemplated hereby other than RE/MAX Commercial represented by [REDACTED: NAME]. The Tenant shall indemnify and hold the Landlord harmless from any and all claims with respect to any commission or other remuneration payable to any broker, agent or other intermediary in connection with this Lease or the transaction contemplated hereby, other than any such commission which is payable to the said RE/MAX Commercial.

18.18	Headings and Numbers

The headings, captions, article numbers, section numbers and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way define, limit or describe the scope or intent of this Lease or the Section of the Lease to which they relate, or otherwise in any way affect this Lease.

18.19	Interpretation

The words “hereof”, “herein”, “hereunder” and similar expressions used in any Section or Subsection of this Lease relate to the whole of this Lease and not to that Section or Subsection only, unless the context otherwise requires. Where required by the context hereof the singular shall include the plural and the neuter gender, the masculine or feminine. “Article”, “Section” or “Subsection” means and refers to the specified Article, Section or Subsection.

18.20	Financial Information

The Tenant shall, upon request and without undue delay, provide the Landlord with such information as to the Tenant’s financial standing and corporate organization as the Landlord requires and the Landlord agrees to strictly maintain the confidentiality of said information and only to release the same to Hypothecary Creditors or other persons having an interest or potential interest in the Office Building.

18.21	Financial Security Verification

The Tenant does hereby authorize the Landlord to conduct a full credit and/or security verification/investigation for the purposes of being approved as a tenant in the Office Building. The Tenant further authorizes its bank or financial institution to provide information to the Landlord with respect to all of its bank accounts, the date said bank accounts were opened, the approximate monthly average balances in said accounts, as well as the number and/or frequency of returned or dishonored items.

The Landlord is authorized to obtain such financial-security information with respect to the prospective Tenant through any public or private credit or security verification agency. It is understood and agreed between the Landlord and the Tenant that any information obtained by the Landlord pursuant to its financial–security verifications shall be maintained in a confidential manner and shall only be used by the Landlord to determine the credit worthiness and security risk of the Tenant and its suitability as a tenant.

18.22	Solidary Liability

In the event that the Lease is signed by more than one person, these persons shall be solidarily liable for the execution of the obligations of this Lease and they hereby waive the benefit of subrogation.

18.23	Election of Domicile

The parties herein hereby elect domicile in the District of Montreal, where any and all legal proceedings by either party against the other shall be instituted.

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18.24	Existence and Authority

The Tenant represents and warrants that it is duly formed and in good standing, and has full corporate or partnership power and authority, as the case may be, to enter into this Lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation of the Tenant enforceable in accordance with its terms. The Tenant shall provide the Landlord with corporate resolutions or other proof in a form acceptable to the Landlord, authorizing the execution of this Lease.

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18.25	Language

The parties acknowledge having expressly required that this Lease and all documents relating thereto be drawn in English. Les parties déclarent avoir expressément requis que ce Bail et tous les documents s’y rapportant soient rédigés en anglais.

The Landlord has executed this Lease at the City of New York, State of New York, as of the date first written above.

CENTURIAN PEEL/METCALFE PROPERTIES INC.
(the “Landlord”)

Per:	/s/ Benjamin Braka
Benjamin Braka

The Tenant has executed this Lease at the City of Montreal, Province of Québec, as of the date first written above.

THERATECHNOLOGIES INC.
(the “Tenant”)

Per:	/s/Paul Lévesque
Paul Lévesque

Per:	/s/ Philippe Dubuc
Philippe Dubuc

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Landlord	Tenant

SCHEDULE “A”

LAND DESIGNATION

[REDACTED: LOT NUMBERS].

Initials

Landlord	Tenant

SCHEDULE “B”

SITE PLAN OF OFFICE BUILDING

None

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Landlord	Tenant

SCHEDULE “B-1”

FLOOR PLAN OF LEASED PREMISES

[REDACTED: FLOOR PLAN].

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Landlord	Tenant

SCHEDULE “C”

LANDLORD’S WORK AND TENANT’S WORK

[REDACTED: LANDLORD’S WORK AND TENANT’S WORK].

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Landlord	Tenant

SCHEDULE “C-1”

BASE BUILDING WORK

[REDACTED: BASE BUILDING WORK].

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Landlord	Tenant

SCHEDULE “C-2”

INITIAL TENANT WORK

AND TENANT PLAN

[REDACTED: INITIAL TENANT WORK AND TENANT PLAN].

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Landlord	Tenant

SCHEDULE “D”

OPERATING EXPENSES

[REDACTED: DEFINITION OF OPERATING EXPENSES].

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Landlord	Tenant

SCHEDULE “E”

RULES AND REGULATIONS

[REDACTED: RULES AND REGULATIONS].

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Landlord	Tenant

SCHEDULE “F”

MAINTENANCE STANDARD

[REDACTED: MAINTENANCE STANDARD].

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Landlord	Tenant

SCHEDULE “G”

SERVICES

[REDACTED: SERVICES].

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Landlord	Tenant

SCHEDULE “H”

FORM OF LETTER OF CREDIT

[REDACTED: FORM OF LETTER OF CREDIT].

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Landlord	Tenant

SCHEDULE “I”

FORM OF GUARANTEE

[REDACTED: FORM OF GUARANTEE].

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Landlord	Tenant

SCHEDULE “J”

SPECIAL CONDITIONS

[REDACTED: SPECIAL CONDITIONS].

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Landlord	Tenant

SCHEDULE “K”

SCHEDULE “L” LANDLORD STANDARD STORAGE LEASE AGREEMENT

STORAGE LEASE AGREEMENT

[REDACTED: LANDLORD’S TEMPLATE STORAGE LEASE AGREEMENT].

Initials

Landlord	Tenant